EXHIBIT 4-CC



                        SERIES 1995-5 SUPPLEMENT dated as of November 30, 1995
                  (the "Series Supplement"), among U.S. AUTO RECEIVABLES COMPANY, a Delaware corporation, as Seller, CHRYSLER CREDIT CORPORATION, a Delaware corporation, as Servicer, and MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation, as Trustee, and joined in by SOCIETE GENERALE, Chicago Branch, as Agent (as defined herein).


            Pursuant to the Pooling and Servicing Agreement dated as of May 31, 1991, as assigned by Chrysler Auto Receivables Company ("CARCO") to the Seller on August 8, 1991 (as assigned, amended and supplemented, the "Agreement"), among the Seller, the Servicer and the Trustee, CARCO has created and assigned to the Seller the CARCO Auto Loan Master Trust (the "Trust"). Section 6.03 of the Agreement provides that the Seller may from time to time direct the Trustee to issue, on behalf of the Trust, one or more new Series of Investor Certificates representing fractional undivided interests in the Trust. The Principal Terms of any new Series are to be set forth in a Supplement to the Agreement.

            Pursuant to this Series Supplement, the Seller and the Trustee shall create a new Series of Investor Certificates and specify the Principal Terms thereof.


                                ARTICLE I

                Creation of the Series 1995-5 Certificate

            SECTION 1.01. Designation. (a) There is hereby created a Series of Investor Certificates to be issued pursuant to the Agreement and this Series Supplement to be known as the "Floating Rate Auto Loan Asset Backed Certificates, Series 1995-5".

            (b) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Series Supplement shall govern.









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                                  ARTICLE II

                                  Definitions

            SECTION 2.01. Definitions. (a) Whenever used in this Series Supplement the following words and phrases shall have the following meanings:

            "Additional Carry-Over Amount" shall have the meaning specified in Section 4.02(b).

            "Additional Interest" shall have the meaning specified in
Section 4.02(a).

            "Adjusted Invested Amount" shall mean, with respect to Series 1995-5 for any Collection Period, an amount equal to the sum of (a) the Initial Invested Amount of the Series 1995-5 Certificates on the Determination Date occurring in such Collection Period, minus the excess, if any, of the aggregate amount of Investor Charge-Offs for all Distribution Dates preceding such date over the aggregate amount of any reimbursements of Investor Charge-Offs for all Distribution Dates preceding such date and (b) the applicable Available Subordinated Amount, if any, on the Determination Date occurring in such Collection Period (in each case, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date following the Determination Date during the Collection Period in which such date occurs).

            "Adjustment Date" shall mean the second London Business Day preceding the first day of each Interest Period.

            "Affected Party" means each of Barton, each Bank, any permitted assignee of Barton or any Bank, each Enhancement Bank, any permitted assignee of any Enhancement Bank and the Agent.

            "Agent" means Societe Generale, Chicago Branch, in its capacity as agent for Barton.

            "Allocable Defaulted Amount" shall mean, with respect to any Collection Period, the product of (a) the Series 1995-5 Allocation Percentage with respect to such Collection Period and (b) the Defaulted Amount with respect to such Collection Period.

            "Allocable Miscellaneous Payments" shall mean, with respect to any Distribution Date, the product of (a) the Series 1995-5 Allocation Percentage for the related Collection Period and (b) Miscellaneous Payments with respect to the related Collection Period.

            "Allocable Non-Principal Collections" shall mean, with respect to any Deposit Date, the product of (a) the Series 1995-5 Allocation







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Percentage for the related Collection Period and (b) the aggregate amount of
Collections of Non-Principal Receivables relating to such Deposit Date.

            "Allocable Principal Collections" shall mean, with respect to any Deposit Date, the product of (a) the Series 1995-5 Allocation Percentage for the related Collection Period and (b) the aggregate amount of Collections in respect of Principal Receivables relating to such Deposit Date.

            "Alternate Base Rate" means, on any date, a fluctuating rate of interest per annum equal to the higher of

            (a) the rate of interest most recently announced by Societe Generale, at its principal office in New York, New York, as its reference rate; and

            (b) the Federal Funds Rate (as defined below) most recently determined by Societe Generale, plus 1% per annum.

For purposes of this definition, "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal (for each day during such period) to

                   (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business
            Day) by the Federal Reserve Bank of New York; or

                  (ii) if such rate is not so published for any day which is a
            Business Day, the average of the quotations for such day on such transactions received by Societe Generale, from three federal funds brokers of recognized standing selected by it.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by Societe Generale in connection with extensions of credit.

            "Assets Receivables Rate" shall mean, with respect to any Interest Period, an amount equal to the product of (a) the quotient obtained by dividing (i) 360 by (ii) the actual number of days elapsed in such Interest Period and (b) a percentage, expressed as a fraction, (i) the numerator of which is the sum of (A) Investor Non-Principal Collections for the Collection Period immediately preceding the last day of such Interest Period (which, for the purposes of this definition only, shall be determined based on the interest amounts billed to the Dealers which are due during such Collection Period) less, unless the Monthly Servicing Fee has been waived by the Servicer, the Certificateholders' Monthly Servicing Fee with respect to such immediately preceding Collection Period and (B) the







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Investment Proceeds to be applied on the Distribution Date related to such
Interest Period and (ii) the denominator of which is the sum of (A) the product of (I) the Series 1995-5 Floating Allocation Percentage, (II) the Series 1995-5 Series Allocation Percentage and (III) the average Pool Balance (after giving effect to charge-offs) for such immediately preceding Collection Period, (B) the principal balance on deposit in the Excess Funding Account on the first day of such Interest Period (after giving effect to all deposits to and withdrawals therefrom on such first day) and (C) the principal balance on deposit in the Principal Funding Account on the first day of such Interest Period (after giving effect to all deposits to and withdrawals therefrom on such first day).

            "Automatic Additional Accounts" shall have the meaning specified in Section 11.01(e).

            "Automatic Removed Accounts" shall have the meaning specified in Section 11.01(c).

            "Automatic Removal Date" shall have the meaning specified in
Section 11.01(c).

            "Available Investor Principal Collections" shall mean, with respect to any Distribution Date, the sum of (a) an amount equal to Investor Principal Collections for such Distribution Date, (b) Allocable Miscellaneous Payments with respect to such Distribution Date, (c) Series 1995-5 Excess Principal Collections on deposit in the Collection Account for such Distribution Date and (d) on the Termination Date, any funds in the Reserve Fund after giving effect to Section 4.08, except for Section 4.08(d).

            "Available Seller's Collections" shall mean, with respect to any Deposit Date, the sum of (a) the Available Seller's Non-Principal Collections for such Deposit Date and (b) the Available Seller's Principal Collections for such Deposit Date; provided, however, that the Available Seller's Collections shall be zero for any Collection Period with respect to which the Available Subordinated Amount is zero on the Determination Date immediately following the end of such Collection Period.

            "Available Seller's Non-Principal Collections" shall mean, with respect to any Deposit Date, an amount equal to the result obtained by multiplying (a) the excess of (i) the Seller's Percentage for the related Collection Period over (ii) the Excess Seller's Percentage for such Collection Period by (b) Allocable Non-Principal Collections for such Deposit Date.

            "Available Seller's Principal Collections" shall mean, with respect to any Deposit Date, an amount equal to the result obtained by multiplying (a) the excess of (i) the Seller's Percentage for the related Collection Period over (ii) the Excess Seller's Percentage for such







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Collection Period by (b) Allocable Principal Collections for such Deposit
Date.

            "Available Subordinated Amount" for the first Determination Date shall mean an amount equal to the Required Subordinated Amount. The Available Subordinated Amount for any subsequent Determination Date shall mean an amount equal to (a) the lesser of (i) the Available Subordinated Amount for the preceding Determination Date, minus (A) the Required Subordination Draw Amount with respect to the preceding Distribution Date to the extent provided in
Section 4.08, minus (B) withdrawals from the Reserve Fund pursuant to Section
4.08 on the preceding Distribution Date to make distributions pursuant to
Section 4.06(a)(iv) (but excluding any other withdrawals from the Reserve
Fund), plus (C) the portion of Excess Servicing for such preceding Distribution Date distributed to the Seller pursuant to Section 4.10(e), plus
(D) the excess, if any, of the Required Subordinated Amount for such Determination Date over the Required Subordinated Amount for the immediately preceding Distribution Date due to an increase in the Subordination Factor and
(ii) the product of the fractional equivalent of the Subordinated Percentage and the Invested Amount on such Determination Date, minus (b) in the case of clause (a)(i), the Incremental Subordinated Amount for such preceding Determination Date, plus (c) the Incremental Subordinated Amount for the current Determination Date, plus (d) the Subordinated Percentage of funds to be withdrawn from the Excess Funding Account on the succeeding Distribution Date and paid to the Seller or allocated to one or more Series; provided, however, that the Available Subordinated Amount may be increased on any Determination Date by the Seller, in its sole discretion, by notice to the Trustee on or before such Determination Date, so long as the cumulative amount of such increases does not exceed the lesser of (x) $2,775,000 or (y) 1.11% of the Invested Amount on such date; provided, however, that, once the Controlled Amortization Period or any Early Amortization Period (other than an Early Amortization Period which has ended as described in clause (c) or clause (d) of the definition thereof in this Series Supplement) shall have commenced, the Available Subordinated Amount shall be calculated based on the Invested Amount as of the close of business on the day preceding such Controlled Amortization Period or Early Amortization Period.

            "Bank" means any one of, and "Banks" means all of, Societe Generale, and the other commercial lending institutions that are at any time parties to the Stand-by Purchase Facility.

            "Bank Rate" for any Yield Period for the related Tranche means an interest rate per annum equal to the sum of (a) .50% per annum, plus (b) LIBOR for such Yield Period; provided, however, that, if (i) it shall become unlawful for the Agent, any Bank or any Enhancement Bank to obtain funds in the London interbank eurodollar market in order to maintain any Tranche, or if such funds shall not be reasonably available to the Agent, any Bank or any Enhancement Bank, or (ii) there shall not be time prior to the commencement of an applicable Yield Period to determine LIBOR







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in accordance with its terms, then the "Bank Rate" for such Yield Period and such Tranche shall be equal to the Alternate Base Rate for such Yield Period.

            "Barton" means Barton Capital Corporation, a Delaware corporation.

            "Barton Rate" for any Yield Period for any related Tranche (or portion thereof) means:

            (a) in the case of the Investment Amount of a Tranche (or portion thereof) other than one referred to in clause (b) or the proviso to this definition, the Commercial Paper Rate for such Tranche (or such portion) for such Yield Period; and

            (b) in the case of the Investment Amount of a Tranche (or portion thereof) (i) funded pursuant to the Stand-by Purchase Facility, (ii) funded by a Credit Advance or (iii) owned by a Person other than Barton, in any such case if, at the time in question, no Early Amortization Event has occurred, other than an Early Amortization Event which has resulted in an Early Amortization Period which has ended as described in clause (c) or clause (d) of the definition thereof in this Series Supplement, the Bank Rate for such Tranche (or such portion) for such Yield Period;

provided, however, that, if an Early Amortization Event has occurred, other than an Early Amortization Event which has resulted in an Early Amortization Period which has ended as described in clause (c) or clause (d) of the definition thereof in this Series Supplement, the Barton Rate for the Investment Amount of each Tranche shall be a rate per annum for each day during the related Early Amortization Period equal to the Alternate Base Rate in effect on such day plus 2% per annum. Barton intends to finance its investment in the Series 1995-5 Certificate through the issuance of Commercial Paper Notes; Tranches will be funded pursuant to the Stand-by Purchase Facility or by a Credit Advance only if Barton is unable to issue Commercial Paper Notes with a maturity on appropriate Settlement Dates.

            "Calculation Agent" shall mean the Agent or any other Calculation Agent selected by the Agent.

            "Carry-over Amount" shall mean, for any Distribution Date with respect to which the related Certificate Rate is calculated on the basis of the Asset Receivables Rate, the excess of (a) Monthly Interest for such Distribution Date determined as if such Certificate Rate were calculated on the basis of the formula set forth in clause (a) of the definition of Certificate Rate over (b) the actual Monthly Interest for such Distribution Date.








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            "Carry-over Shortfall" shall have the meaning specified in
Section 4.02(b).

            "Certificate Rate" shall mean, with respect to any Interest Period, the lesser of (a) the sum of (i) the Pass-Through Rate for such Interest Period and (ii) the Program Fee Rate for such Interest Period, and
(b) the Asset Receivables Rate for the immediately preceding Interest Period.

            "Certificateholders' Monthly Servicing Fee" shall have the meaning specified in Section 3.01.

            "Closing Date" shall mean December 20, 1995.

            "Collateral Agent" means Societe Generale, in its capacity as collateral agent under the Security Agreement, dated as of December 6, 1991, as amended, between Societe Generale and Barton.

            "Commercial Paper Notes" means short-term promissory notes issued or to be issued by Barton to fund its investments in accounts receivable or other financial assets, including the Series 1995-5 Certificates.

            "Commercial Paper Rate" for any Yield Period for the related Tranche means a rate per annum equal to the sum of (a) the rate or, if more than one rate, the weighted average of the rates, determined by converting to an interest-bearing equivalent rate per annum the discount rate (or rates) at which Commercial Paper Notes having a term equal to such Yield Period and to be issued to fund the purchase of the Series 1995-5 Certificates or to maintain an investment in Series 1995-5 Certificates by Barton may be sold by any placement agent or commercial paper dealer selected by the Agent, plus (b) the commissions and charges charged by such placement agent or commercial paper dealer with respect to such Commercial Paper Notes expressed as a percentage of such face amount and converted to an interest-bearing equivalent rate per annum (it being understood that the amount of such commissions and charges will be the same as those charged to Barton with respect to all of the Commercial Paper Notes issued by Barton to fund its investments).

            "Controlled Amortization Amount" shall mean an amount equal to the Invested Amount as of the August 1999 Distribution Date (after giving effect to any changes therein on such date), divided by the Controlled Amortization Period Length.

            "Controlled Amortization Period" shall mean, unless an Early Amortization Event shall have occurred prior thereto (other than an Early Amortization Event which has resulted in an Early Amortization Period which has ended as described in clause (c) or clause (d) of the definition thereof in this Series Supplement), the period commencing on the Controlled Amortization Period Commencement Date and ending upon the







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first to occur of (a) the commencement of an Early Amortization Period (other than an Early Amortization Period which has ended as described in clause (c) or clause (d) of the definition thereof in this Series Supplement) and (b) the payment in full to the Series 1995-5 Certificateholders of the outstanding principal amount of the Series 1995-5 Certificates.

            "Controlled Amortization Period Commencement Date" shall mean the first day of the Collection Period upon which the number of full Collection Periods remaining until the Expected Final Payment Date first equals the Controlled Amortization Period Length; provided however, that, if at any time after the August 1999 Distribution Date, any other outstanding Series (other than any Excluded Series) shall have entered into a reinvestment period or an early amortization period, the Controlled Amortization Period Commencement Date shall be the earlier of (i) the date that such outstanding Series shall have entered into its reinvestment period or early amortization period and
(ii) the Controlled Amortization Period Commencement Date as previously determined. If the Controlled Amortization Period Length is one month, two months, three months, four months or five months, the Controlled Amortization Period Commencement Date shall mean the first day of the January 2000 Collection Period, the December 1999 Collection Period, the November 1999 Collection Period, the October 1999 Collection Period or the September
1999 Collection Period, respectively.

            "Controlled Amortization Period Length" shall mean a period which is one, two, three, four or five month(s) long and is calculated as of the August 1999 Distribution Date and each Distribution Date thereafter that occurs prior to the Controlled Amortization Period Commencement Date, as the lesser of (i) the number of full Collection Periods between such Distribution Date and the Expected Final Payment Date and (ii) the product, rounded upwards to the nearest integer not greater than five, of (a) one divided by the lowest Monthly Payment Rate during the last 12 months and (b) a fraction, the numerator of which is the sum of (i) the Invested Amount as of such Distribution Date (after giving effect to all changes therein on such date) and (ii) the invested amounts of all other Series (other than any Excluded Series) currently in their amortization or accumulation periods or scheduled to be in their amortization or accumulation periods by the Expected Final Payment Date as of such Distribution Date (after giving effect to all changes therein on such date) and the denominator of which is the sum of such Invested Amount and the invested amounts as of such Distribution Date (after giving effect to all changes therein on such date) of all other outstanding Series (other than any Excluded Series) which are scheduled to be outstanding on the Expected Final Payment Date.

            "Controlled Distribution Amount" shall mean, with respect to any Distribution Date, the excess, if any, of (a) the sum of (i) the product of the Controlled Amortization Amount and the number of Distribution Dates from and including the first Distribution Date with respect to the Controlled Amortization Period through and including such Distribution






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Date (but not in excess of the Controlled Amortization Period Length) and (ii)
the amount on deposit in the Excess Funding Account as of the August 1999 Distribution Date (after giving effect to any withdrawals from or deposits to such account on such date (other than the transfer to the Principal Funding Account of the amounts on deposit therein on such date)), over (b) the sum of amounts on deposit in the Excess Funding Account and the Principal Funding Account, in each case before giving effect to any withdrawals from or deposits to such accounts on such Distribution Date.

            "Controlled Principal Payment Amount" shall mean, with respect to any Distribution Date, the sum of (a) the quotient obtained by dividing (i) the principal balance of the Series 1995-5 Certificates as of the August
1999 Distribution Date minus the excess, if any, of the aggregate amount of Investor Charge-Offs for such distribution date and all prior Distribution Dates over the aggregate amount of any reimbursements of Investor Charge-Offs for such Distribution Date and all prior Distribution Dates by (ii) the Controlled Amortization Period Length and (b) the amount of any Controlled Principal Payment Amount for any prior Distribution Date that was not distributed to the Series 1995-5 Certificateholders on such prior or another Distribution Date.

            "Credit Advance" means a drawing under a letter of credit issued pursuant to the Enhancement Agreement for the account of Barton, a loan to Barton under the Enhancement Agreement or any other advance or disbursement of funds to Barton or for Barton's account pursuant to the Enhancement Agreement or any such letter of credit, in each case to the extent such drawing, loan, advance or disbursement has not been repaid or reimbursed to the applicable Enhancement Bank in accordance with the Enhancement Agreement.

            "Deficiency Amount" shall have the meaning specified in
Section 4.05.

            "Early Amortization Event" shall mean any Early Amortization Event specified in Section 9.01 of the Agreement, together with any additional Early Amortization Event specified in Section 6.01 of this Series Supplement.

            "Early Amortization Period" shall mean a period beginning on the day on which an Early Amortization Event specified in Section 9.01 of the Agreement or Section 6.01 of this Series Supplement shall have occurred with respect to Series 1995-5 and terminating on the earliest of (a) the payment in full of the outstanding principal balance of the Series 1995-5 Certificates;
(b) the Termination Date; (c) if such Early Amortization Period has resulted from the occurrence of an Early Amortization Event described in Section 9.01(a) of the Agreement, the end of the first Collection Period during which an Early Amortization Event would no longer be deemed to exist pursuant to such Section 9.01(a), so long as no other Early Amortization Event (other than an Early Amortization







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Event which has resulted in an Early Amortization Period which has terminated as described in this clause (c) or clause (d) below) shall have occurred and the scheduled termination of the Revolving Period shall not have occurred; and
(d) if such Early Amortization Period has resulted from the occurrence of an Early Amortization Event described in Sections 9.01(a), (f) or (g) of the Agreement or Section 6.01, other than Section 6.01(f), (g) or (h), of this Series Supplement, the end of the first Collection Period after which (i) the Trustee has received written confirmation from Standard & Poor's that termination of such Early Amortization Period will not result in the downgrading or withdrawal of such entity's rating of the Series 1995-5 Certificates, and (ii) Series 1995-5 Certificateholders holding Series 1995-5 Certificates evidencing more than 50% of the aggregate unpaid principal amount of the Series 1995-5 Certificates shall have consented to the termination of such Early Amortization Period, provided that (X) no other Early Amortization Event (other than an Early Amortization Event which has resulted in an Early Amortization Period which has terminated as described in this clause (d) or clause (c) above, shall have occurred, and (Y) the scheduled termination of the Revolving Period shall not have occurred.

            "Earned Return" means with respect to any Yield Period for any Tranche:

            BR x I x  AD
                      ---
                      360

            where:

            BR    =  Barton Rate applicable to such Tranche;

            I     =  Investment Amount related to such Tranche; and

            AD    =  the actual number of days in such Yield Period;

provided, however, that no provision of this Series Supplement shall require the payment or permit the collection of Earned Return in excess of the maximum rate permitted by applicable law.

            "Eligible Investments" shall mean (a) book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form having original or remaining maturities of 30 days or less (unless each Rating Agency confirms in writing that a longer maturity will not result in the downgrade or withdrawal of such Rating Agency's rating of the Series 1995-5 Certificates), but in no event occurring later than the Distribution Date next succeeding the Trustee's acquisition thereof (unless each Rating Agency confirms in writing that a longer maturity will not result in the downgrade or withdrawal of such Rating Agency's rating of the Series 1995-5 Certificates), which evidence:

            (i) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;






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            (ii) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities; provided, however, that at the time of the Trust's investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person or entity other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

            (iii) commercial paper having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby;

            (iv) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby or otherwise approved in writing thereby;

            (v) bankers' acceptances issued by any depository institution or trust company referred to in clause (ii) above;

            (vi) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii); and

            (vii) repurchase obligations with respect to any security or whole loan entered into with (i) a depository institution or trust company (acting as principal) described in clause (ii) above (except that the rating referred to in the proviso in such clause (ii) shall be A-1 or higher in the case of Standard & Poor's) (such depository institution or trust company being referred to in this definition as a "Financial Institution"), (ii) a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Securities Exchange Act of 1934, as amended (a "Broker/Dealer"), the unsecured short-term debt obligations of which are rated P-1 by Moody's and at least A-1 by Standard & Poor's at the time of entering into such repurchase obligation (a "Rated Broker/Dealer"), (iii) an unrated Broker/Dealer (an "Unrated Broker/Dealer"), acting as principal, that is a wholly owned subsidiary of a nonbank holding company the unsecured short-term debt obligations of which are rated P-1 by Moody's and at least A-1 by Standard & Poor's at the time of entering into such repurchase obligation (a "Rated Holding Company") or (iv) an unrated subsidiary (a "Guaranteed







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      Counterparty"), acting as principal, that is a wholly owned subsidiary of a direct or indirect parent Rated Holding Company, which guarantees such subsidiary's obligations under such repurchase agreement; provided that the following conditions are satisfied:

                  (A) the aggregate amount of funds invested in repurchase
            obligations of a Financial Institution, a Rated Broker/Dealer, an Unrated Broker/Dealer or Guaranteed Counterparty in respect of which the Standard & Poor's unsecured short-term ratings are A-1 (in the case of an Unrated Broker/Dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company) shall not exceed 20% of the sum of the then outstanding principal balance of Series 1995-5 Certificates (there being no limit on the amount of funds that may be invested in repurchase obligations in respect of which such Standard & Poor's rating is A-1+ (in the case of an Unrated Broker/Dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company));

                  (B) in the case of any Series 1995-5 Account (other than the
            Collection Account and the Yield Supplement Account), the rating from Standard & Poor's in respect of the unsecured short-term debt obligations of the Financial Institution, Rated Broker/Dealer, Unrated Broker/Dealer or Guaranteed Counterparty (in the case of an Unrated Broker/Dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company) shall be A-1+;

                  (C) the repurchase obligation must mature within 30 days of the date on which the Trustee enters into such repurchase obligation;

                  (D) the repurchase obligation shall not be subordinated to any other obligation of the related Financial Institution, Rated Broker/Dealer Unrated Broker/Dealer or Guaranteed
            Counterparty;

                  (E) the collateral subject to the repurchase obligation is held, in the appropriate form, by a custodial bank on behalf of the Trustee;

                  (F) the repurchase obligation shall require that the
            collateral subject thereto shall be marked to market daily;

                  (G) in the case of a repurchase obligation of a Guaranteed
            Counterparty, the following conditions shall also be satisfied:








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                        (i) the Trustee shall have received an opinion of
                  counsel (which may be in-house counsel) to the effect that the guarantee of the related Rated Holding Company is a legal, valid and binding agreement of the Rated Holding Company, enforceable in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization and moratorium or other similar laws affecting creditors' rights generally and to general equitable principles;

                        (ii) the Trustee shall have received (x) an incumbency
                  certificate for the signer of such guarantee, certified by an officer of such Rated Holding Company, and (y) a resolution, certified by an officer of the Rated Holding Company, of the board of directors (or applicable committee thereof) of the Rated Holding Company authorizing the execution, delivery and performance of such guarantee by the Rated Holding Company;

                        (iii) the only conditions to the obligation of such
                  Rated Holding Company to pay on behalf of the Guaranteed Counterparty shall be that the Guaranteed Counterparty shall not have paid under such repurchase obligation when required (it being understood that no notice to, demand on or other action in respect of the Guaranteed Counterparty is necessary) and that the Trustee shall make a demand on the Rated Holding Company to make the payment due under such guarantee;

                        (iv) the guarantee of the Rated Holding Company shall
                  be irrevocable with respect to such repurchase obligation and shall not be subordinate to other obligations of the Rated Holding Company; and

                        (v) each of Standard & Poor's and Moody's has
                  confirmed in writing to the Trustee that it has reviewed the form of the guarantee of the Rated Holding Company and has determined that the Trust's investment in such repurchase obligation, taking into account the issuance of such guarantee, will not result in the downgrade or withdrawal of the ratings assigned to the Series 1995-5 Certificates; and

                  (H) the repurchase obligations shall require that the
            repurchase obligation be over-collateralized and shall provide that, upon any failure to maintain such overcollateralization, the repurchase obligation shall become due and payable, and unless the repurchase obligation is satisfied immediately, the collateral subject to the repurchase agreement shall be liquidated and the proceeds applied to satisfy the unsatisfied portion of the repurchase obligation; and

            (b) any other investment consisting of a financial asset that by its terms converts to cash within a finite period of time; provided that each Rating Agency shall have notified the Seller, the Servicer and the Trustee that the Trust's investment therein will not result in a reduction or withdrawal of the rating of any outstanding class or Series with respect to which it is a Rating Agency.

            "Enhancement Agreement" means and includes (a) the Enhancement Agreement, dated as of December 6, 1991, between Barton and Societe Generale, and (b) any other agreement (other than the Standby Purchase Facility) hereafter entered into by Barton providing for the issuance of one or more letters of credit for the account of Barton, the making of loans to Barton or any other extensions of credit to or for the account of Barton to support all or any part of Barton's payment obligations under its Commercial Paper Notes or to provide an alternate means of funding Barton's investments in accounts receivable or other financial assets, including the Series 1995-5 Certificates, in each case as amended, supplemented or otherwise modified from time to time.

            "Enhancement Bank" means and includes Societe Generale, as lender to Barton and as issuer of a letter of credit for Barton's account, under the Enhancement Agreement, and any other or additional bank or other financial institution now or hereafter extending credit or having a commitment to extend credit to or for the account of Barton under the Enhancement Agreement.

            "Excess Reserve Fund Required Amount" shall mean, for any Distribution Date with respect to an Early Amortization Period, an amount equal to the greater of (a) 5% of the initial principal balance of the Series 1995-5 Certificates and (b) the excess of (i) the sum of (x) the Available Subordinated Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Distribution Date) and (y) an amount equal to (A) the excess of the Required Participation Percentage over 100%, multiplied by (B) the outstanding principal balance of the Series 1995-5 Certificates on such Distribution Date (after giving effect to any changes therein on such Distribution Date) over
(ii) the excess of (x) the Series 1995-5 Allocation Percentage of the Pool Balance on the last day of the immediately preceding Collection Period over
(y) the Invested Amount on such Distribution Date (after giving effect to changes therein on such Distribution Date); provided that the Excess Reserve Fund Required Amount shall not exceed such Available Subordinated Amount.

            "Excess Seller's Percentage" shall mean, with respect to any Collection Period, a percentage (which percentage shall never be less than 0% nor more than 100%) equal to (a) 100% minus, when used with respect to

Non-Principal Receivables, Defaulted Receivables and Principal Receivables during the Revolving Period, the sum of (i) the Floating Allocation Percentage with respect to such Collection Period and (ii) the percentage equivalent of a fraction, the numerator of which is the Available Subordinated Amount as of the Determination Date occurring in such Collection Period (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date) and the denominator of which is the product of (x) the Pool Balance as of the last day of such immediately preceding Collection Period and (y) the Series 1995-5 Allocation Percentage for the Collection Period in respect of which the Excess Seller's Percentage is being calculated or (b) 100% minus, when used with respect to Principal Receivables during the Controlled Amortization Period and an Early Amortization Period, the sum of (i) the Principal Allocation Percentage with respect to such Collection Period and (ii) the percentage equivalent of a fraction, the numerator of which is the Available Subordinated Amount as of the Determination Date occurring in such Collection Period (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination
Date) and the denominator of which is the product of (x) the Pool Balance as of the last day of such immediately preceding Collection Period and (y) the Series 1995-5 Allocation Percentage for the Collection Period in respect of which the Excess Seller's Percentage is being calculated.

            "Excess Servicing" shall mean, with respect to any Distribution Date, the the amount, if any, specified pursuant to Section 4.06(a)(vii) with respect to such Distribution Date.

            "Expected Final Payment Date" shall mean the February 2000 Distribution Date.

            "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto or to the functions thereof.

            "Final Payment Date" means the first Distribution Date on which, after giving effect to all payments to be made on that Distribution Date, the outstanding principal amount of the Series 1995-5 Certificates will be paid in full.

            "Floating Allocation Percentage" shall mean, with respect to any Collection Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the immediately preceding Collection Period and the denominator of which is the product of (a) the Pool Balance as of such last day and (b) the Series 1995-5 Allocation Percentage for the Collection Period in respect of which the Floating Allocation Percentage is being calculated; provided, however, that, with respect to the December 1995 Collection Period, the Floating Allocation Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Initial

Invested Amount on the Closing Date and the denominator of which is the product of (x) the Pool Balance on the Series Cut-Off Date and (y) the Series 1995-5 Allocation Percentage with respect to the Series Cut-Off Date.

            "Incremental Subordinated Amount" shall mean, with respect to any Determination Date, the result obtained by multiplying (a) a fraction, the numerator of which is the sum of (i) (A) the Invested Amount on the last day of the immediately preceding Collection Period or (B) with respect to the first Determination Date, the Invested Amount on the Closing Date and (ii) (A) the Available Subordinated Amount for such Determination Date (calculated without adding the Incremental Subordinated Amount for such Distribution Date as described in clause (c) of the definition thereof) or (B) with respect to the first Determination Date, the product of the Invested Amount on the Closing Date and the Subordinated Percentage and the denominator of which is the Pool Balance on such last day by (b) the Trust Incremental Subordinated Amount.

            "Initial Distribution Date" shall mean the January 1996 Distribution Date.

            "Initial Invested Amount" shall mean the portion of initial principal amount of the Series 1995-5 Certificates which is invested in Principal Receivables on the Closing Date, which is $250,000,000, plus (a) the amount of any withdrawals from the Excess Funding Account in connection with the purchase of an additional interest in Principal Receivables of the Trust, minus (b) the amount of any additions to the Excess Funding Account in connection with a reduction in the Principal Receivables in the Trust or an increase in the Subordination Factor.

            "Initial Principal Amount" shall mean $250,000,000.

            "Initial Reserve Fund Deposit Amount" shall mean $1,000,000.

            "Initial Yield Supplement Account Deposit Amount" shall mean
$625,000.

            "Interest Period" shall mean, with respect to any Distribution Date, the period from and including the Distribution Date immediately preceding such Distribution Date to but excluding such Distribution Date (or, in the case of the Initial Distribution Date, the period from and including the Closing Date to but excluding the Initial Distribution Date).

            "Interest Shortfall" shall have the meaning specified in
Section 4.02.

            "Invested Amount" shall mean, when used with respect to any date, an amount equal to (a) the Initial Invested Amount, minus (b) the amount, without duplication, of principal payments (except principal payments made from the Excess Funding Account and any transfers from the Excess Funding Account to the Principal Funding Account) made to Series 1995-5 Certificateholders or deposited to the Principal Funding Account prior to such date, minus (c) the excess, if any, of the aggregate amount of Investor Charge-Offs over Investor Charge-Offs reimbursed pursuant to Section
4.09 prior to such date. In addition, for purposes of the definition of "Early Amortization Period", the Invested Amount shall be an amount equal to the outstanding principal amount of the Series 1995-5 Certificates.

            "Investment Amount" shall have the meaning specified in
Section 4.14.

            "Investment Proceeds" shall mean, with respect to any Determination Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Series 1995-5 Accounts, together with an amount equal to the Series 1995-5 Allocation Percentage of the interest and other investment earnings on funds held in the Collection Account credited to the Collection Account pursuant to Section 4.02 of the Agreement.

            "Investor Charge-Offs" shall have the meaning specified in
Section 4.09.

            "Investor Default Amount" shall mean, with respect to any Distribution Date, an amount equal to the product of (a) the Allocable Defaulted Amount for the related Collection Period and (b) the Floating Allocation Percentage for the related Collection Period.

            "Investor Non-Principal Collections" shall mean, with respect to any Distribution Date, an amount equal to the product of (a) the Floating Allocation Percentage for the related Collection Period and (b) Allocable Non-Principal Collections deposited in the Collection Account for the related Collection Period.

            "Investor Principal Collections" shall mean, with respect to any Distribution Date, the sum of (a) the product of (i) the Floating Allocation Percentage, with respect to the Revolving Period, or the Principal Allocation Percentage, with respect to the Controlled Amortization Period or an Early Amortization Period for the related Collection Period (or any partial Collection Period which occurs as the first Collection Period during an Early Amortization Period) and (ii) Allocable Principal Collections deposited in the Collection Account for the related Collection Period (or any partial Collection Period which occurs as the first Collection Period during an Early Amortization Period) and (b) the amount, if any, of Collections of Non-Principal Receivables, Excess Servicing and Available Seller's Collections to be distributed pursuant to Section 4.06(a)(iv), 4.08(b) or 4.10(a) on such Distribution Date.

            "LIBOR" shall mean, with respect to any Yield Period, the offered rates for deposits in United States dollars having a maturity of one month (the "Index Maturity") commencing on the related Adjustment Date which appear on the Telerate Page 3750 as of approximately 11:00 a.m., London time, on such date of calculation. If at least two such offered rates appear on the Telerate Page 3750, LIBOR will be the arithmetic mean (rounded, if necessary, to the nearest one-hundred thousandth of a percent (.0000001), with five one-millionths of a percentage point rounded upward) of such offered rates. If fewer than two such quotations appear, LIBOR with respect to such Yield Period will be determined at approximately 11:00 a.m., London time, on such Adjustment Date on the basis of the rate at which deposits in United States dollars having the Index Maturity are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR will be the arithmetic mean (rounded as aforesaid) of such quotations. If fewer than two quotations are provided, LIBOR with respect to such Yield Period will be the arithmetic mean (rounded as aforesaid) of the rates quoted at approximately 11:00 a.m., New York City time, on such Adjustment Date by three major banks in New York, New York, selected by the Calculation Agent for loans in United States dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable period will be LIBOR in effect for the previous period. For purposes of this definition, "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

            "London Business Day" shall mean any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

            "Monthly Interest" shall have the meaning specified in
Section 4.02(a).

            "Monthly Payment Rate" shall mean, for any Collection Period, the percentage derived from dividing the Principal Collections for such Collection Period by the average daily Pool Balance for such Collection Period.

            "Monthly Principal" shall have the meaning specified in
Section 4.03.

            "Monthly Servicing Fee" shall have the meaning specified in
Section 3.01.

            "Pass-Through Rate" means, for any Interest Period, a rate per annum equal to the weighted average of the Barton Rates applicable to all Tranches of the outstanding principal balance of the Series 1995-5 Certificates for such Interest Period.

            "Pool Factor" shall mean, with respect to any Determination Date, a number carried out to 11 decimals representing the ratio of the Invested Amount as of such Determination Date (determined after taking into account any increases or decreases in the Invested Amount which will occur on the following Distribution Date) to the Initial Invested Amount.

            "Principal Allocation Percentage" shall mean, with respect to any Collection Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the Revolving Period and the denominator of which is the product of (a) the Pool Balance as of the last day of the immediately preceding Collection Period and (b) the Series 1995-5 Allocation Percentage with respect to the Collection Period in respect of which the Principal Allocation Percentage is being calculated; provided, however, that, with respect to that portion of any Collection Period that falls after the date on which any Early Amortization Event occurs (other than an Early Amortization Event which has resulted in an Early Amortization Period which has ended as described in clause (c) or clause (d) of the definition thereof in this Series Supplement), the Principal Allocation Percentage shall be reset using the Pool Balance as of the close of business on the date on which such Early Amortization Event shall have occurred and Principal Collections shall be allocated for such portion of such Collection Period using such reset Principal Allocation Percentage.

            "Program Fee" means with respect to any Interest Period:

            PR x I x  AD
                      ---
                      360

            where:

            PR    =     .1875% per annum;

            I     =     the outstanding principal balance of the Series
                        1995-5 Certificates as of the close of business on the first day of such Interest Period (or, if less, the outstanding principal balance of the Series 1995-5
                        Certificates funded by the issuance of Commercial
                        Paper Notes); and

            AD = the actual number of days in such Interest Period.

            "Program Fee Rate" means, for any Interest Period, a rate which, if applied to the outstanding principal balance of the Series 1995-5

Certificates as of the close of business on the first day of such Interest Period, would yield the Program Fee applicable to such Interest Period.

            "Reassignment Amount" shall mean, with respect to any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (a) the Invested Amount on such Distribution Date, (b) accrued and unpaid interest on the unpaid balance of the Series 1995-5 Certificates (calculated on the basis of the outstanding principal balance of the Series 1995-5 Certificates at the Certificate Rate as in effect during the applicable Interest Periods) through the day preceding such Distribution Date, (c) the amount of Additional Interest, if any, for such Distribution Date and any Additional Interest previously due but not distributed to the Series 1995-5 Certificateholders on a prior Distribution Date, (d) any Carry-over Amount for such Distribution Date and any Carry-over Amount previously due but not distributed to the Series 1995-5 Certificateholders on a prior Distribution Date and (e) any Additional Carry-Over Amount for such Distribution Date and any Additional Carry-Over Amount previously due but not distributed to the Series 1995-5 Certificateholders on a prior Distribution Date.

            "Regulation D" means Regulation D of the Federal Reserve Board, or any other regulation of the Federal Reserve Board that prescribes reserve requirements applicable to nonpersonal time deposits or "Eurocurrency Liabilities" as presently defined in Regulation D, as in effect from time to time.

            "Regulatory Change" means, relative to any Affected Party:

            (a) any change in (or the adoption, implementation, change in, phase-in or commencement of effectiveness of) any:

                  (i) United States federal or state law or foreign law
            applicable to such Affected Party; or

                  (ii) regulation, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such Affected Party of (A) any court or government authority charged with the interpretation or administration of any law referred to in clause (a)(i) or (B) any fiscal, monetary or other authority having jurisdiction over such Affected Party; or

            (b) any change in the application to such Affected Party of any existing law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above.

            "Required Participation Percentage" shall mean, with respect to Series 1995-5, 103%; provided, however, that if the aggregate amount of Principal Receivables due from any Dealer or group of affiliated Dealers at the close of business on the last day of any Collection Period with respect to which such determination is being made pursuant to Section 11.04 is greater than 1.5% of the Pool Balance on such last day, the Required Participation Percentage shall mean, as of such last day and with respect to such Collection Period and the immediately following Collection Period only, 104%; provided further that the Seller may, upon 10 days' prior notice to the Trustee and each Rating Agency, reduce the Required Participation Percentage to a percentage which shall not be less than 100%; provided that no Rating Agency shall have notified the Seller or the Servicer that any such reduction will result in a reduction or withdrawal of the rating of any outstanding Series or Class with respect to which it is a Rating Agency.

            "Required Subordinated Amount" shall mean, as of any date of determination, the sum of (a) the product of (i) the Subordinated Percentage and (ii) the Invested Amount on such date and (b) the Incremental Subordinated Amount.

            "Required Subordination Draw Amount" shall have the meaning specified in Section 4.05.

            "Reserve Fund" shall have the meaning specified in
Section 4.04(a)(i).

            "Reserve Fund Deposit Amount" shall mean, with respect to any Distribution Date, the amount, if any, by which (a) the Reserve Fund Required Amount for such Distribution Date exceeds (b) the amount of funds in the Reserve Fund after giving effect to any withdrawals therefrom on such Distribution Date.

            "Reserve Fund Required Amount" shall mean (a) with respect to any Distribution Date with respect to the Revolving Period, an amount equal to the product of 0.35% and the outstanding principal balance of the Series 1995-5 Certificates on such Distribution Date (after giving effect to any changes therein on such Distribution Date), and (b) with respect to any Distribution Date with respect to the Controlled Amortization Period or any Early Amortization Period, an amount equal to the product of 0.35% and the outstanding principal balance of the Series 1995-5 Certificates on the Distribution Date immediately preceding the commencement of the Controlled Amortization Period or such Early Amortization Period, as applicable, (after giving effect to any changes therein on such Distribution Date).

            "Reuters Screen LIBO Page" shall mean the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

            "Revolving Period" shall mean the period beginning at the close of business on the Business Day immediately preceding the Series Cut-Off Date and terminating on the earlier of (a) the close of business on the day immediately preceding the Controlled Amortization Period Commencement Date and (b) the close of business on the day an Early Amortization Period commences; provided, however, that, if any Early Amortization Period terminates as described in clause (c) or clause (d) of the definition thereof in this Series Supplement and the Controlled Amortization Period has not commenced, the Revolving Period will recommence as of the close of business on the day such Early Amortization Period terminates.

            "Seller's Collections" shall mean, with respect to any Collection Period, the sum of (a) the Seller's Percentage of Allocable Non-Principal Collections for the related Collection Period, plus (b) the Seller's Percentage of Allocable Principal Collections for the related Collection Period.

            "Seller's Percentage" shall mean 100% minus (a) the Floating Allocation Percentage, when used with respect to Non-Principal Receivables, Defaulted Receivables and Principal Receivables during the Revolving Period, and (b) the Principal Allocation Percentage, when used with respect to Principal Receivables during the Controlled Amortization Period and an Early Amortization Period.

            "Series 1995-5" shall mean the Series of Investor Certificates, the terms of which are specified in this Series Supplement.

            "Series 1995-5 Accounts" shall have the meaning specified in
Section 4.04(f)(i).

            "Series 1995-5 Allocation Percentage" shall mean the Series Allocation Percentage with respect to Series 1995-5.

            "Series 1995-5 Certificateholders" shall mean the Holders of the Series 1995-5 Certificates.

            "Series 1995-5 Certificateholders' Interest" shall mean that portion of the Certificateholders' Interest evidenced by the Series 1995-5 Certificates.

            "Series 1995-5 Certificates" shall mean any one of the certificates executed by the Seller and authenticated by the Trustee, substantially in the form of Exhibit A.

            "Series 1995-5 Excess Principal Collections" shall mean that portion of Excess Principal Collections allocated to Series 1995-5 pursuant to
Section 4.11.

            "Series 1995-5 Principal Shortfall" shall have the meaning specified in Section 4.11.

            "Series Cut-off Date" shall mean November 30, 1995.

            "Servicing Fee Rate" shall mean, with respect to Series 1995-5, l% or, for any Distribution Date in respect of which the Monthly Servicing Fee has been waived, 0%.

            "Settlement Date" means the last day of each Yield Period.

            "Special Payment Date" shall mean each Distribution Date with respect to any Early Amortization Period (other than an Early Amortization Period which has ended as described in clause (c) or clause (d) of the definition thereof in this Series Supplement).

            "Stand-By Purchase Facility" means and includes (a) the Stand-By Purchase Agreement, dated as of the Closing Date, among Barton, as borrower, Societe Generale, as servicing agent for Barton and as liquidity agent, and the Banks, and (b) any other agreement hereafter entered into by Barton providing for the sale by Barton of undivided interests (or portions thereof), or the making of loans or other extensions of credit to Barton secured by a security interest in specified undivided interests in accounts receivable, or other financial assets, including Series 1995-5 Certificates, to support all or part of Barton's payment obligations under the Commercial Paper Notes or to provide an alternate means for funding Barton's investments in accounts receivable or other financial assets, including Series 1995-5 Certificates, and under which the amount available from such sale or such extension of credit is limited to an amount calculated by reference to the unpaid balance of such accounts receivable or other financial assets or any portion thereof or the level of credit enhancement available with respect thereto, in each case as amended, supplemented or otherwise modified from time to time.

            "Subordinated Percentage" shall mean the percentage equivalent of a fraction, the numerator of which is the Subordination Factor and the denominator of which will be the excess of 100% over the Subordination Factor.

            "Subordination Account" shall have the meaning specified in
Section 4.04(e)(i).

            "Subordination Factor" means 10%; provided, however, that the Subordination Factor will be 11% in the event that the rating of the long-term unsecured debt of CFC is lowered below BBB- by Standard & Poor's or withdrawn by Standard & Poor's, unless, in either such case, the Seller receives written confirmation from Standard & Poor's that the failure to so increase the Subordination Factor would not result in the downgrade or withdrawal of Standard & Poor's rating of the Series 1995-5 Certificates.

            "Termination Date" shall mean the January 2002 Distribution
Date.

            "Termination Proceeds" shall mean any Termination Proceeds arising out of a sale of Receivables (or interests therein) pursuant to Section 12.02(c) of the Agreement with respect to Series 1995-5.

            "Tranche" means a portion of the outstanding principal balance of the Series 1995-5 Certificates that is allocated to a particular Yield Period by the Agent; provided, however, that, with respect to any Series 1995-5 Certificate that is not owned by Barton, Tranche means the outstanding principal balance of that Certificate.

            "Trust Available Subordinated Amount" means the sum of the Available Subordinated Amount and the sum of the aggregate available subordinated amounts for all other outstanding Series.

            "Yield Period" means with respect to any Tranche (or portion thereof):

            (a) initially, the period commencing on the Closing Date and ending such number of days (not to exceed 180 days) thereafter as the Agent shall select; and

            (b) thereafter, each period commencing on the last day of the immediately preceding Yield Period for such Tranche (or such portion) and ending such number of days (not to exceed 180 days) thereafter as the Agent shall select;

provided, however, that (i) with respect to any Tranche transferred by Barton, the Yield Period with respect to such Tranche shall end on the day immediately preceding such transfer, and a new Yield Period shall begin on the date of such transfer in accordance with (ii) below; (ii) with respect to any Series 1995-5 Certificate that is not owned by Barton, Yield Period means each Interest Period or portion thereof during which such Series 1995-5 Certificate is not owned by Barton; and (iii) any such Yield Period (other than a Yield Period consisting of one day) which would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day (unless the related Tranche shall be accruing interest at a rate determined by reference to LIBOR, in which case if such succeeding Business Day is in a different calendar month, such Yield Period shall instead be shortened to the next preceding Business Day).

            "Yield Protection Rate" means, with respect to any Distribution Date, a per annum rate equal to the sum of (a) a the Certificate Rate (determined as provided in clause (a) of the definition thereof) for the related Interest Period, (b) the Servicing Fee Rate, (c) the percentage equivalent of a fraction, the numerator of which is the average Investor Default Amount over the twelve most recently occurring Distribution Dates (including such Distribution Date) (or, if there have not been twelve Distribution Dates subsequent to the Closing Date, such lesser number of Distribution Dates as have occurred subsequent to the Closing

Date) and the denominator of which is the outstanding principal balance ofthe Series 1995-5 Certificates with respect to such Distribution Date, and (d) 0.50%.

            "Yield Supplement Account" shall have the meaning specified in Section 4.04(b)(i).

            "Yield Supplement Account Deposit Amount" shall mean, with respect to any Distribution Date, the amount, if any, by which the Yield Supplement Account Required Amount exceeds the amount on deposit in the Yield Supplement Account after giving effect to any deposits thereto and withdrawals therefrom otherwise to be made on such Distribution Date.

            "Yield Supplement Account Maximum Amount" shall mean, with respect to any Distribution Date, an amount equal to the product of (a) 0.50% and (b) the outstanding principal balance of the Series 1995-5 Certificates on such Distribution Date (after giving effect to any changes therein on such Distribution Date).

            "Yield Supplement Account Required Amount" shall mean (a) with respect to any Distribution Date with respect to the Revolving Period, an amount equal to the product of (a) 0.40% and the outstanding principal balance of the Series 1995-5 Certificates on such Distribution Date (after giving effect to any changes therein on such Distribution Date), and (b) with respect to any Distribution Date with respect to the Controlled Amortization Period or any Early Amortization Period, an amount equal to the product of 0.40% and the outstanding principal balance of the Series 1995-5 Certificates on the Distribution Date immediately preceding the commencement of the Controlled Amortization Period or such Early Amortization Period, as applicable (after giving effect to any changes therein on such Distribution Date).

            (b) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, the term "Rating Agency" shall mean, whenever used in this Series Supplement or the Agreement with respect to Series 1995-5, Moody's and Standard & Poor's. As used in this Series Supplement and in the Agreement with respect to Series 1995-5, "highest investment category" shall mean (i) in the case of Standard & Poor's, A-l+ or AAA, as applicable, and
(ii) in the case of Moody's, P-1 or Aaa, as applicable.

            (c) All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Agreement. The definitions in
Section 2.01 are applicable to the singular as well as to the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

            (d) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Series Supplement shall refer to this Series Supplement as a whole and not to any particular provision of this Series Supplement; references to any Article, Section or Exhibit are references to Articles, Sections and Exhibits in or to this Series Supplement unless otherwise specified; and the term "including" means "including without limitation".


                               ARTICLE III

                              Servicing Fee

            SECTION 3.01. Servicing Compensation. The monthly servicing fee (the "Monthly Servicing Fee") shall be payable to the Servicer, in arrears, on each Distribution Date in respect of any Collection Period (or portion thereof) occurring prior to the earlier of the first Distribution Date following the Series 1995-5 Termination Date and the first Distribution Date on which the Invested Amount is zero, in an amount equal to one-twelfth of the product of (a) the Servicing Fee Rate, (b) the Pool Balance as of the last day of the Collection Period second preceding such Distribution Date and (c) the Series 1995-5 Allocation Percentage with respect to the immediately preceding Collection Period. The share of the Monthly Servicing Fee allocable to the Series 1995-5 Certificateholders with respect to any Distribution Date (the "Certificateholders' Monthly Servicing Fee") shall be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Invested Amount as of the last day of the Collection Period second preceding such Distribution Date. The remainder of the Monthly Servicing Fee shall be paid by the Seller and in no event shall the Trust, the Trustee or the Series 1995-5 Certificateholders be liable for the share of the Monthly Servicing Fee to be paid by the Seller; and the remainder of the Servicing Fee shall be paid by the Seller and the Investor Certificateholders of other Series and the Series 1995-5 Certificateholders shall in no event be liable for the share of the Servicing Fee to be paid by the Seller or the Investor Certificateholders of other Series. The Certificateholders' Monthly Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in accordance with the terms of this Series Supplement.

            The Servicer will be permitted, in its sole discretion, to waive the Monthly Servicing Fee for any Distribution Date by notice to the Trustee on or before the related Determination Date; provided that the Servicer believes that sufficient Collections of Non-Principal Receivables will be available on any future Distribution Date to pay the Certificateholders' Monthly Servicing Fee relating to the waived Monthly Servicing Fee. If the Servicer so waives the Monthly Servicing Fee for any Distribution Date, the Monthly Servicing Fee and the Certificateholders' Monthly Servicing Fee for such Distribution Date shall be deemed to be zero for all purposes of this Series Supplement and the Agreement; provided, however, that such Certificateholders' Monthly Servicing Fee shall be paid on a future Distribution Date solely to the extent amounts are available therefor pursuant to Section 4.10(d); provided further that, to the extent any such waived Certificateholders' Monthly Servicing Fee is so paid, the related portion of the Monthly Servicing Fee to be paid by the Seller shall be paid by the Seller to the Servicer.


                               ARTICLE IV

           Rights of the Series 1995-5 Certificateholders and
                Allocation and Application of Collections

            SECTION 4.01. Allocations; Payments to Seller; Excess Principal Collections and Unallocated Principal Collections. (a) Collections of Non-Principal Receivables and Principal Receivables, Miscellaneous Payments and Defaulted Amounts allocated to Series 1995-5 pursuant to Article IV of the Agreement shall be allocated and distributed as set forth in this Article.

            (b) Subject to Section 4.01(d) below, the Servicer shall instruct the Trustee to withdraw from the Collection Account and pay to the Seller on the dates set forth below the following amounts:

            (i) on each Deposit Date:

                  (A) an amount equal to the Excess Seller's Percentage for
            the related Collection Period of Allocable Non-Principal Collections deposited in the Collection Account for such Deposit Date; and

                  (B) an amount equal to the Excess Seller's Percentage for
            the related Collection Period of Allocable Principal Collections deposited in the Collection Account for such Deposit Date, if the Seller's Participation Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such Deposit
            Date) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date); and

            (ii) on each Deposit Date with respect to the Revolving Period, an amount equal to the Available Seller's Principal Collections for such Deposit Date, if the Seller's Participation Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such Deposit Date) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date); provided, however, that Available Seller's Principal Collections shall be paid to the Seller with respect to any Collection Period only after an amount equal to the sum of (A) the Deficiency Amount, if any, relating to the immediately preceding Collection Period and (B) the excess, if any, of the Reserve Fund Required Amount over the amount in the Reserve Fund on the immediately preceding Distribution Date (after giving effect to the allocations of, distributions from, and deposits in, the Reserve Fund on such Distribution Date) has been deposited in the Collection Account from such Available Seller's Principal Collections.

            The withdrawals to be made from the Collection Account pursuant to this Section 4.01(b) do not apply to deposits into the Collection Account that do not represent Collections, including Miscellaneous Payments, payment of the purchase price for the Certificateholders' Interest pursuant to Section 2.03 of the Agreement, payment of the purchase price for the Series 1995-5 Certificateholders' Interest pursuant to Section 7.01 of this Series Supplement and proceeds from the sale, disposition or liquidation of Receivables pursuant to Section 9.02 or 12.02 of the Agreement.

            (c) The Servicer shall instruct the Trustee to withdraw from the Collection Account and deposit into the Reserve Fund on Deposit Dates with respect to the Revolving Period Available Seller's Principal Collections for such Deposit Date, up to the amount of the excess, if any, determined pursuant to Section 4.01(b)(ii)(B).

            (d) Notwithstanding the provisions of Section 4.01(b)(i), on each Deposit Date during any Collection Period on which any amount is on deposit in the Excess Funding Account or Principal Funding Account, the Servicer shall instruct the Trustee to withdraw from the Collection Account and deposit in the Yield Supplement Account the amounts otherwise distributable to the Seller pursuant to Section 4.01(b)(i) until the amount on deposit in the Yield Supplement Account is equal to the Yield Supplement Account Required Amount.

            SECTION 4.02. Monthly Interest. (a) The amount of monthly interest ("Monthly Interest") with respect to the Series 1995-5 Certificates on any Distribution Date, commencing with the Initial Distribution Date, shall be an amount equal to the product of (i) the Certificate Rate, (ii) the outstanding principal balance of the Series 1995-5 Certificates as of the close of business on the preceding Distribution Date (after giving effect to all repayments of principal made to the Series 1995-5 Certificateholders on such preceding Distribution Date, if any) or, in the case of the Initial Distribution Date, the Initial Principal Amount on the Closing Date and (iii) a fraction, the numerator of which is the actual number of days elapsed in such Interest Period and the denominator of which is 360.

            On the Determination Date preceding each Distribution Date, commencing with the Initial Distribution Date, the Servicer shall determine the excess, if any (the "Interest Shortfall"), of (x) the aggregate Monthly Interest for the Interest Period applicable to such Distribution Date over

(y) the amount which will be available to be distributed to Series 1995-5 Certificateholders on such Distribution Date in respect thereof pursuant to this Series Supplement. If the Interest Shortfall with respect to any Distribution Date is greater than zero, an additional amount ("Additional Interest") equal to the product of (i) the Certificate Rate (calculated pursuant to clause (a) of the definition thereof) for the Interest Period commencing on the related Distribution Date plus 2.0% (or, for subsequent Interest Periods, the Certificate Rate (calculated pursuant to clause (a) of the definition thereof) for such subsequent Interest Period plus 2.0%), (ii) such Interest Shortfall (or the portion thereof which has not been paid to Series 1995-5 Certificateholders) and (iii) a fraction, the numerator of which is the actual number of days elapsed in such Interest Period (or in a subsequent Interest Period) and the denominator of which is 360, shall be payable as provided herein with respect to the Series 1995-5 Certificates on each Distribution Date following such Distribution Date to and including the Distribution Date on which such Interest Shortfall is paid to Series 1995-5 Certificateholders. Notwithstanding anything to the contrary herein, Additional Interest shall be payable or distributed to Series 1995-5 Certificateholders only to the extent permitted by applicable law.

            (b) On the Determination Date preceding each Distribution Date, commencing with the Initial Distribution Date, the Servicer shall determine the excess, if any (the "Carry-over Shortfall"), of (x) the Carry-over Amount, if any, for such Distribution Date over (y) the amount which will be available to be distributed to Series 1995-5 Certificateholders in respect thereof on such Distribution Date pursuant to this Series Supplement. If the Carry-over Shortfall with respect to any Distribution Date is greater than zero, an additional amount ("Additional Carry-over Amount") equal to the product of (i) the Certificate Rate (calculated pursuant to clause (a) of the definition thereof) for the Interest Period commencing on the related Distribution Date plus 2.0% (or, for subsequent Interest Periods, the Certificate Rate (calculated pursuant to clause (a) of the definition thereof) for such subsequent Interest Periods plus 2.0%), (ii) such Carry-over Shortfall (or the portion thereof which has not been paid to Series 1995-5 Certificateholders) and (iii) a fraction, the numerator of which is the actual number of days elapsed in such Interest Period (or in a subsequent Interest Period) and the denominator of which is 360, shall be payable as provided herein with respect to the Series 1995-5 Certificates on each Distribution Date following such Distribution Date to the Distribution Date on which such Carry-over Shortfall is paid to Series 1995-5 Certificateholders. Notwithstanding anything to the contrary herein, any Additional Carry-Over Amount shall be payable or distributed to Series 1995-5 Certificateholders only to the extent permitted by applicable law.

            SECTION 4.03. Determination of Monthly Principal. The amount of monthly principal ("Monthly Principal") distributable with respect to the Series 1995-5 Certificates on each Distribution Date with respect to an Early Amortization Period and the Controlled Amortization Period shall be equal to the Available Investor Principal Collections with respect to such Distribution Date; provided, however, that, for each

Distribution Date with respect to the Controlled Amortization Period, Monthly Principal shall not exceed the Controlled Distribution Amount for such Distribution Date; and provided further that Monthly Principal shall not exceed the Invested Amount of the Series 1995-5 Certificates.

            SECTION 4.04. Establishment of Reserve Fund and Funding Accounts.
(a) (i) The Servicer, for the benefit of the Series 1995-5 Certificateholders, shall cause to be established and maintained in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Reserve Fund") which shall be identified as the "Reserve Fund for the CARCO Auto Loan Master Trust, Series 1995-5" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1995-5 Certificateholders. On the Closing Date, the Seller shall cause to be deposited in the Reserve Fund the Initial Reserve Fund Deposit Amount.

            (ii) At the direction of the Servicer, funds on deposit in the Reserve Fund shall be invested by the Trustee in Eligible Investments selected by the Servicer that will mature so that such funds will be available at the close of business on or before the Business Day next preceding the following Distribution Date. All Eligible Investments shall be held by the Trustee for the benefit of the Series 1995-5 Certificateholders. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Reserve Fund received prior to such Distribution Date shall be applied as set forth in Section 4.06(a) of this Series Supplement. Funds deposited in the Reserve Fund on a Business Day (which immediately precedes a Distribution Date) upon the maturity of any Eligible Investments are not required to be invested overnight.

            (b) (i) The Servicer, for the benefit of the Series 1995-5 Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Yield Supplement Account"), which shall be identified as the "Yield Supplement Account for the CARCO Auto Loan Master Trust Series 1995-5" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1995-5 Certificateholders. On the Closing Date, the Seller shall cause to be deposited into the Yield Supplement Account the Initial Yield Supplement Account Deposit Amount.

            (ii) At the direction of the Servicer, funds on deposit in the Yield Supplement Account shall be invested by the Trustee in investments consisting of financial assets selected by the Servicer; provided, however, that such assets must, by their terms, convert to cash within a finite period of time. All such financial assets shall be held by the Trustee for the benefit of the Series 1995-5 Certificateholders. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Yield Supplement Account shall be applied as set forth in Section 4.06(a) of this Series Supplement.

            (iii) If on any Distribution Date there is a Carry-over Amount, the Servicer shall cause the Trustee to apply the amounts on deposit in the Yield Supplement Account up to the amount of such Carryover Amount to satisfy such Carry-over Amount. The Trustee shall be authorized to dispose of investments in the Yield Supplement Account in order to obtain funds with which to satisfy any Carry-over Amount.

            (iv) If on any Distribution Date the amount on deposit in the Yield Supplement Account (after giving effect to any withdrawals to be made from the Yield Supplement Account on such Distribution Date) is greater than the greater of (A) the Yield Supplement Account Required Amount and (B) if a deposit to the Yield Supplement Account was required to be made on such Distribution Date or any prior Distribution Date pursuant to Section 4.10(b), the Yield Supplement Account Maximum Amount, the Servicer shall cause the Trustee to pay to the Seller on such Distribution Date the excess of such amount on deposit in the Yield Supplement Account over the (1) Yield Supplement Account Required Amount or (2) if a deposit to the Yield Supplement Account was required to be made to the Yield Supplement Account on such Distribution Date or any prior Distribution Date pursuant to Section 4.10(b), the Yield Supplement Maximum Amount.

            (c) (i) The Servicer, for the benefit of the Series 1995-5 Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Principal Funding Account"), which shall be identified as the "Principal Funding Account for CARCO Auto Loan Master Trust, Series 1995-5" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1995-5 Certificateholders.

            (ii) At the direction of the Servicer, funds on deposit in the Principal Funding Account shall be invested by the Trustee in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Trustee for the benefit of the Series 1995-5 Certificateholders. On each Distribution Date all interest and other investment earnings (net of losses and investment expenses) on funds on deposit therein shall be applied as set forth in Section 4.06(a) of this Series Supplement. Funds on deposit in the Principal Funding Account shall be invested at the direction of the Servicer in Eligible Investments that will mature so that such funds will be available on or before the close of business on the Business Day next preceding the following Distribution Date. Funds deposited in the Principal Funding Account on a Business Day (which immediately precedes a Distribution
Date) upon the maturity of any Eligible Investments are not required to be invested overnight.

            (d) (i) The Servicer, for the benefit of the Series 1995-5 Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Excess Funding Account"), which shall be identified as the "Excess Funding Account for CARCO Auto Loan Master Trust, Series 1995-5" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1995-5 Certificateholders. No deposit will be made to the Excess Funding Account on the Closing Date.

            (ii) At the direction of the Servicer, funds on deposit in the Excess Funding Account shall be invested by the Trustee in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Trustee for the benefit of the Series 1995-5 Certificateholders. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Excess Funding Account shall be applied as set forth in Section 4.06(a) of this Series Supplement. Funds deposited in the Excess Funding Account on any Distribution Date shall be invested at the direction of the Servicer in Eligible Investments that will mature so that such funds will be available on or before the close of business on the Business Day next preceding the following Distribution Date. Funds deposited in the Excess Funding Account on a Business Day (which immediately precedes a Distribution Date) upon the maturity of any Eligible Investments are not required to be invested overnight.

            (e) (i) The Servicer, for the benefit of the Series 1995-5 Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Subordination Account"), which shall be identified as the "Subordination Account for CARCO Auto Loan Master Trust, Series 1995-5" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1995-5 Certificateholders. No deposit will be made to the Subordination Account on the Closing Date.

            (ii) At the direction of the Servicer, funds on deposit in the Subordination Account shall be invested by the Trustee in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Trustee for the benefit of the Series 1995-5 Certificateholders. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Subordination Account shall be applied as set forth in Section 4.06(a) of this Series Supplement. Funds deposited in the Subordination Account on any Distribution Date shall be invested at the direction of the Servicer in Eligible Investments that will mature so that such funds will be available on or before the close of business on the Business Day next preceding the following Distribution Date. Funds deposited in the Subordination Account on a Business Day (which immediately precedes a Distribution Date) upon the maturity of any Eligible Investments are not required to be invested overnight.

            (f) (i) The Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in, and all Eligible Investments and other financial assets credited to, the Reserve Fund, the Yield Supplement Account, the Principal Funding Account, the Excess Funding Account and the Subordination Account (collectively the "Series

1995-5 Accounts") and in all proceeds thereof. The Series 1995-5 Accounts shall be under the sole dominion and control of the Trustee for the benefit of the Series 1995-5 Certificateholders. If, at any time, any of the Series 1995-5 Accounts ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Series 1995-5 Account meeting the conditions specified in paragraph (a)(i), (b)(i), (c)(i), (d)(i) or (e)(i) above, as applicable, as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Series 1995-5 Account. Neither the Seller, the Servicer nor any person or entity claiming by, through or under the Seller, the Servicer or any such person or entity shall have any right, title or interest in, or any right to withdraw any amount from, any Series 1995-5 Account, except as expressly provided herein. Schedule 1, which is hereby incorporated into and made part of this Series Supplement, identifies each Series 1995-5 Account by setting forth the account number of each such account, the account designation of each such account and the name of the institution with which such account has been established. If a substitute Series 1995-5 Account is established pursuant to this Section, the Servicer shall provide to the Trustee an amended Schedule 1, setting forth the relevant information for such substitute Series 1995-5 Account.

            (ii) Pursuant to the authority granted to the Servicer in Section 3.01(a) of the Agreement, the Servicer shall have the power, revocable by the Trustee, to make withdrawals and payments or to instruct the Trustee to make withdrawals and payments from the Series 1995-5 Accounts for the purposes of carrying out the Servicer's or Trustee's duties hereunder.

            SECTION 4.05. Deficiency Amount. With respect to each Distribution Date, commencing with the Initial Distribution Date, on the related Determination Date, the Servicer shall determine the amount (the "Deficiency Amount"), if any, by which (a) the sum of (i) Monthly Interest for such Distribution Date; (ii) any Monthly Interest previously due but not distributed to the Series 1995-5 Certificateholders on a prior Distribution Date; (iii) Additional Interest, if any, for such Distribution Date and any Additional Interest previously due but not distributed to the Series 1995-5 Certificateholders on a prior Distribution Date; (iv) the Certificateholders' Monthly Servicing Fee for such Distribution Date; (v) the Investor Default Amount, if any, for such Distribution Date; (vi) the Series 1995-5 Allocation Percentage of the amount of any Adjustment Payment required to be deposited in the Collection Account pursuant to Section 3.09(a) of the Agreement with respect to the related Collection Period that has not been so deposited as of such Determination Date; and (vii) if such Distribution Date constitutes the Final Payment Date the sum of (A) the amount of any Carry-over Amount for such Distribution Date, (B) the amount of any Carry-over Amount previously due but not previously distributed to Series 1995-5 Certificateholders on a prior Distribution Date, (C) the amount of any Additional Carry-over Amount for such Distribution Date and (D) the amount of any Additional Carry-over

Amount previously due but not previously paid to Series 1995-5 Certificate-holders on a prior Distribution Date, in each case that will not be satisfied on such date by application, pursuant to Section 4.04(b)(iii), of amounts on deposit in the Yield Supplement Account, exceeds (b) the sum of (i) Investor Non-Principal Collections for such Distribution Date plus any Investment Proceeds with respect to such Distribution Date and (ii) the amount of funds in the Reserve Fund which are available pursuant to Section 4.08(a) and
Section 4.08(d) to cover any portion of the Deficiency Amount. The lesser of the Deficiency Amount and the Available Subordinated Amount shall be the "Required Subordination Draw Amount".

            SECTION 4.06. Application of Investor Non-Principal Collections, Investment Proceeds and Available Investor Principal Collections. The Servicer shall cause the Trustee to apply, on each Distribution Date, commencing with the Initial Distribution Date, Investor Non-Principal Collections, Investment Proceeds and Available Investor Principal Collections to make the following distributions:

            (a) On each Distribution Date, commencing with the Initial Distribution Date, an amount equal to the sum of Investor Non-Principal Collections and any Investment Proceeds with respect to such Distribution Date will be distributed in the following priority:

            (i) first, an amount equal to Monthly Interest for such Distribution Date, plus the amount of any Monthly Interest previously due but not distributed to the Series 1995-5 Certificateholders on a prior Distribution Date, plus the amount of any Additional Interest for such Distribution Date and any Additional Interest previously due but not distributed to the Series 1995-5 Certificateholders on a prior Distribution Date shall be distributed to the Series 1995-5 Certificateholders;

            (ii) second, an amount equal to the Certificateholders' Monthly Servicing Fee for such Distribution Date shall be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account or waived);

            (iii) third, an amount equal to the Reserve Fund Deposit Amount, if any, for such Distribution Date shall be deposited in the Reserve Fund;

            (iv) fourth, an amount equal to the Investor Default Amount for such Distribution Date shall be treated as a portion of Investor Principal Collections for such Distribution Date;

            (v) fifth, an amount equal to the Carry-over Amount (after giving effect to any withdrawals from the Yield Supplement Account on such Distribution Date), if any, for such Distribution Date, plus the amount of any Carry-over Amount previously due but not previously distributed to the Series 1995-5 Certificateholders on a prior Distribution Date, plus the amount of any Additional Carryover Amount for such Distribution Date and any Additional Carryover Amount previously due but not previously distributed to the Series 1995-5 Certificateholders on a prior Distribution Date shall be distributed to the Series 1995-5 Certificateholders;

            (vi) sixth, an amount equal to the Yield Supplement Account Deposit Amount, if any, for such Distribution Date shall be deposited in the Yield Supplement Account; and

            (vii) seventh, the balance, if any, shall constitute Excess Servicing and shall be allocated and distributed as set forth in Section 4.10.

            (b) On each Distribution Date, commencing with the Initial Distribution Date, with respect to the Revolving Period, an amount equal to Available Investor Principal Collections deposited in the Collection Account for the related Collection Period shall be allocated first to make a deposit to the Excess Funding Account if the sum of (i) the Invested Amount (reduced for this purpose by the amount, if any, by which the Required Participation Amount exceeds the Pool Balance due to an increase in the Subordination Factor) and (ii) the amount on deposit in the Excess Funding Account (other than any Investment Proceeds) prior to the allocation on such Distribution Date is less than the outstanding principal balance of the Series 1995-5 Certificates and second treated as Excess Principal Collections and applied in accordance with Section 4.04 of the Agreement.

            (c) On each Distribution Date with respect to the Controlled Amortization Period or an Early Amortization Period, an amount equal to Available Investor Principal Collections will be distributed in the following priority:

            (i) first, an amount equal to Monthly Principal for such Distribution Date shall be distributed to the Series 1995-5
      Certificateholders; and

            (ii) second, for each Distribution Date with respect to the Controlled Amortization Period unless an Early Amortization Event has occurred (other than an Early Amortization Event which has resulted in an Early Amortization Period which has ended as described in clause (c) or clause (d) of the definition thereof in this Series Supplement), after giving effect to the transactions referred to in clause (i) above, an amount equal to the balance, if any, of such Available Investor Principal Collections shall be treated as Excess Principal Collections and applied in accordance with Section 4.04 of the Agreement and Section
      4.11 hereof.

            SECTION 4.07.  Distributions to Series 1995-5
Certificateholders. (a) The Servicer shall cause the Trustee to make the following distributions at the following times from the Collection Account, the Reserve Fund, the Principal Funding Account, the Excess Funding
Account and the Subordination Account:

            (i) on each Distribution Date, all amounts on deposit in the Collection Account or the Reserve Fund that are payable to the Series 1995-5 Certificateholders with respect to accrued interest will be distributed to the Series 1995-5 Certificateholders; and

            (ii) on each Distribution Date with respect to the Controlled Amortization Period or any Early Amortization Period, all amounts on deposit in the Principal Funding Account and the Excess Funding Account, and all amounts on deposit in the Collection Account that are payable to the Series 1995-5 Certificateholders with respect to principal, up to a maximum amount on any such day equal to (A) in the case of the Controlled Amortization Period, the Controlled Principal Payment Amount for such Distribution Date and (B) in the case of any Early Amortization Period, the excess of the outstanding principal balance of the Series 1995-5 Certificates over the unreimbursed Investor Charge-Offs, shall be distributed to the Series 1995-5 Certificateholders.

            (b) On each Distribution Date on which there is any Carryover Amount or Additional Carry-over Amount, the Servicer shall instruct the Trustee to distribute to the Series 1995-5 Certificateholders the amounts on deposit in the Yield Supplement Account and the Collection Account payable with respect thereto pursuant to Section 4.04(b)(iii) and Section 4.06(a)(v) (other than from Available Seller's Collections), respectively.

            (c) If, on any Distribution Date with respect to the Controlled Amortization Period or any Early Amortization Period, there is any Carryover Amount or Additional Carry-over Amount (after giving effect to any distributions on such date pursuant to Section 4.07(b)), the Servicer shall instruct the Trustee to distribute to the Series 1995-5 Certificateholders the amounts payable with respect thereto pursuant to Section 4.08(b) and, if such Distribution Date is the Final Payment Date, Section 4.08(d).

            (d) On any Distribution Date with respect to the Controlled Amortization Period or any Early Amortization Period, an amount equal to the sum of any amounts payable under Section 4.15 or 10.01 of this Series Supplement (after giving effect to the distributions to be made pursuant to Section 4.10(c) on such Distribution Date) shall be withdrawn from the Subordination Account and distributed to the applicable Series 1995-5 Certificateholder or Affected Party.

            (e) The distributions to be made pursuant to this Section are subject to the provisions of Sections 2.03, 9.02, 10.01 and 12.02 of the Agreement and Sections 8.01 and 8.02 of this Series Supplement.

            SECTION 4.08. Application of Reserve Fund and Available Subordinated Amount. (a) If the portion of Investor Non-Principal Collections and Investment Proceeds allocated to the Series 1995-5 Certificateholders on any Distribution Date pursuant to Section 4.06(a) is not sufficient to make the entire distributions required on such Distribution Date by Sections 4.06(a)(i), (ii) and (iv), the Servicer shall cause the Trustee to withdraw funds from the Reserve Fund to the extent available therein, and apply such funds to complete the distributions pursuant to Section 4.06(a)(i), (ii) and
(iv); provided, however, that during any Early Amortization Period (other than an Early Amortization Period which has ended as described in clause (c) or clause (d) of the definition thereof in this Series Supplement) funds shall not be withdrawn from the Reserve Fund to make distributions otherwise required by Section 4.06(a)(iv) to the extent that, after giving effect to such withdrawal, the amount on deposit in the Reserve Fund shall be less than $1,000,000.

            (b) If there is a Required Subordination Draw Amount for such Distribution Date, and such Distribution Date is not the Expected Final Payment Date, the Servicer shall apply or cause the Trustee to apply the Available Seller's Collections on deposit in the Collection Account on such Distribution Date, but only up to the amount of the Required Subordination Draw Amount, to make the distributions required by Sections 4.06(a)(i), (ii) and (iv) that have not been made through the application of funds from the Reserve Fund in accordance with the preceding paragraph. If there is a Required Subordination Draw Amount for such Distribution Date and such Distribution Date is the Final Payment Date, the Servicer shall apply or cause the Trustee to apply the Available Seller's Collections on deposit in the Collection Account on such Distribution Date, but only up to the amount of the Required Subordination Draw Amount, to make the distributions required by Sections 4.06(a)(i), (ii), (iv) and (v) that have not been made through the application of funds from the Reserve Fund in accordance with the preceding paragraph and Section 4.08(d). Any such Available Seller's Collections remaining after the application thereof pursuant to the first or second preceding sentence, as applicable, shall be treated as a portion of Investor Principal Collections for such Distribution Date, but only up to the amount of unpaid Adjustment Payments allocated to Series 1995-5 as described in Section 4.05(a)(vi). The amount of the Available Seller's Collections applied in accordance with the three preceding sentences shall reduce the Available Subordinated Amount in all other cases as described in clause (A) of the definition thereof. If the Required Subordination Draw Amount exceeds Available Seller's Collections for such Distribution Date, the Available Subordinated Amount shall be further reduced by the amount of such excess, but not by more than the sum of (x) the Investor Default Amount and (y) the amount of unpaid Adjustment Payments allocated to Series 1995-5 as described in
Section 4.05(a)(vi).

            (c) If, after giving effect to the allocations of, distributions from, and deposits in, the Reserve Fund made pursuant to

Sections 4.01(c), 4.04, 4.06(a), 4.08(a) and 4.08(e), (i) the amount in the
Reserve Fund is greater than the Reserve Fund Required Amount (or, for any Distribution Date with respect to an Early Amortization Period, the Excess Reserve Fund Required Amount) for such Distribution Date, the Servicer shall cause the Trustee to distribute such excess amount to the Seller, subject to the proviso contained in paragraph (g) or (ii) the amount in the Reserve Fund is less than such Reserve Fund Required Amount, then the Trustee shall deposit any remaining Available Seller's Collections on deposit in the Collection Account for such Distribution Date after giving effect to Section 4.08(b) into the Reserve Fund until the amount in the Reserve Fund is equal to such Reserve Fund Required Amount. On the Termination Date, any funds in the Reserve Fund will be treated as Available Investor Principal Collections as provided in the definition thereof.

            (d) If, on the Final Payment Date, after giving effect to (c) above, there is a Carry-over Amount or Additional Carry-over Amount after giving effect to withdrawals from the Yield Supplement Account on such date, the Servicer shall cause the Trustee to withdraw funds in the amount of such Carry-over Amount or Additional Carry-over Amount from the Reserve Fund (to the extent available therein), and distribute such funds to the Series 1995-5 Certificateholders. Any funds remaining on deposit in the Reserve Fund after the earlier of (i) payment in full of the outstanding principal balance of the Series 1995-5 Certificates and (ii) the Series Termination Date shall be paid to the Seller.

            (e) If, for any Distribution Date with respect to an Early Amortization Period, after giving effect to the allocations of, distributions from, and deposits in, the Reserve Fund made pursuant to Sections 4.01(c), 4.04, 4.06(a) and 4.08(a), the amount in the Reserve Fund is less than the Excess Reserve Fund Required Amount for such Distribution Date, the Trustee shall deposit any remaining Available Seller's Collections on deposit in the Collection Account for such Distribution Date into the Reserve Fund until the amount in the Reserve Fund is equal to such Excess Reserve Fund Required Amount.

            (f) On any Distribution Date with respect to the Controlled Amortization Period or any Early Amortization Period, an amount equal to Available Seller's Collections for such Distribution Date (after giving effect to any distributions thereof pursuant to Section 4.08(a), (b), (c) or (e)), but only to the extent of the Available Subordinated Amount for such Distribution Date, shall be deposited to the Subordination Account.

            (g) The balance of Available Seller's Collections on any Distribution Date, after giving effect to any distributions thereof pursuant to Section 4.08(a), (b), (c), (e) or (f) shall be distributed to the Seller on such Distribution Date; provided that, in the case of any remaining Available Seller's Principal Collections, if the Trust Available Subordinated Amount for the immediately preceding Determination Date exceeds the Seller's Participation Amount on such date (determined after giving effect to any Principal Receivables transferred to the Trust on such Distribution
Date), Section 4.08(c) hereof shall not apply and the amount of such excess shall be deposited into the Reserve Fund, with any remaining Available Seller's Principal Collections paid to the Seller.

            SECTION 4.09. Investor Charge-Offs. If, on any Distribution Date on which the Available Subordinated Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Distribution Date) is zero and the Deficiency Amount for such Distribution Date is greater than zero, the Invested Amount shall be reduced by the amount of the excess of such Deficiency Amount over any remaining Available Subordinated Amount on such Determination Date, but not by more than the Investor Default Amount (an "Investor Charge-Off"). Investor Charge- Offs shall thereafter be reimbursed and the Invested Amount increased (but not by an amount in excess of the aggregate unreimbursed Investor Charge-Offs on any Distribution Date) by the sum of (a) Allocable Miscellaneous Payments with respect to such Distribution Date and (b) the amount of Excess Servicing allocated and available for that purpose pursuant to Section 4.10(a).

            SECTION 4.10. Excess Servicing. The Servicer shall cause the Trustee to apply, on each Distribution Date, commencing with the Initial Distribution Date, Excess Servicing with respect to the Collection Period immediately preceding such Distribution Date, to make the following distributions in the following priority:

            (a) an amount equal to the aggregate amount of Investor Charge-Offs which have not been previously reimbursed as provided in
      Section 4.09 (after giving effect to the allocation on such Distribution Date of any amount for that purpose pursuant to Section 4.09) shall be treated as a portion of Available Investor Principal Collections with respect to such Distribution Date;

            (b) if the Assets Receivables Rate with respect to the Collection Period immediately preceding such Distribution Date is less than the Yield Protection Rate with respect to such Distribution Date, the balance, if any, up to an amount equal to the difference between the Yield Supplement Account Maximum Amount with respect to such Distribution Date and the amount on deposit in the Yield Supplement Account (after giving effect to all distributions therefrom on such Distribution Date), shall be deposited to the Yield Supplement Account;

            (c) an amount equal to the sum of any amounts payable pursuant to
      Section 4.15 or Section 10.01 shall be paid to the applicable Series 1995-5 Certificateholder or Affected Party;

            (d) an amount equal to the aggregate outstanding amounts of the Certificateholders' Monthly Servicing Fee which have been previously waived pursuant to Section 3.01 shall be distributed to the Servicer; and

            (e) the balance, if any, shall be distributed to the Seller.

            SECTION 4.11. Excess Principal Collections. (a) That portion of Excess Principal Collections for any Distribution Date equal to the amount of Series 1995-5 Excess Principal Collections for such Distribution Date will be allocated to Series 1995-5 and will be distributed as set forth in this Series Supplement.

            (b) Series 1995-5 Excess Principal Collections, with respect to any Distribution Date, shall mean an amount equal to the Series 1995-5 Principal Shortfall for such Distribution Date; provided, however, that, if the aggregate amount of Excess Principal Collections for all Series for such Distribution Date is less than the aggregate amount of Principal Shortfalls for all Series for such Distribution Date, then Series 1995-5 Excess Principal Collections for such Distribution Date shall equal the product of (x) Excess Principal Collections for all Series for such Distribution Date and (y) a fraction, the numerator of which is the Series 1995-5 Principal Shortfall for such Distribution Date and the denominator of which is the aggregate amount of Principal Shortfalls for all Series for such Distribution Date. The Series 1995-5 Principal Shortfall, with respect to any Distribution Date, shall equal the excess of (i) (x) for any Distribution Date with respect to the Controlled Amortization Period, the Controlled Distribution Amount, or (y) for any Distribution Date with respect to an Early Amortization Period, the Invested Amount, over (ii) Available Investor Principal Collections for such Distribution Date (excluding any portion thereof attributable to Excess Principal Collections).

            SECTION 4.12. Excess Funding Account. (a) Any funds on deposit in the Excess Funding Account on the August 1999 Distribution Date will be deposited in the Principal Funding Account on such date. In addition, no funds will be deposited in the Excess Funding Account during any Early Amortization Period or with respect to any Collection Period following the July 1999 Collection Period.

            (b) On each Determination Date during the Revolving Period, the Seller shall determine whether the sum of the Invested Amount (reduced for this purpose by the amount, if any, by which the Required Participation Amount exceeds the Pool Balance due to an increase in the Subordination Factor) and the amount on deposit in the Excess Funding Account (other than any Investment Proceeds) is greater than the outstanding principal balance of the Series 1995-5 Certificates. If on any such Determination Date such sum is greater than the outstanding principal balance of the Series 1995-5 Certificates and thus there are sufficient Principal Receivables in the Trust to permit an increase in the Invested Amount without causing an Early Amortization Event to occur with respect to any outstanding Series, the Seller shall notify the Trustee of the amount of the increase in the Invested Amount. Subject to the provisions set forth below in this Section 4.12(b) and to Sections 4.12(c) and (d) below, upon receipt of such notice the Invested Amount shall be increased by the amount specified, and the Servicer shall instruct the Trustee to withdraw from the Excess Funding Account and pay to the Seller or allocate to one or more other Series, on the immediately succeeding Distribution Date, an amount equal to the amount of such increase in the Invested Amount. Such payment shall be in payment or partial payment pursuant to the Receivables Purchase Agreement for additional Principal Receivables transferred to the Trust or allocated to Series 1995-5. To the extent that the Invested Amount is increased by any payment to the Seller or any allocation to one or more other Series, the Seller's Interest or such other Series' invested amount, as applicable, shall be reduced by the amount of such payment. In addition, any increase in the Invested Amount is subject to the condition that after giving effect to such increase (i) the Pool Balance equals or exceeds (ii) the sum of (A) the Required Participation Amount, (B) the sum of the Required Subordinated Amount and the sum of the required subordinated amounts for all other Series (or, if such other series shall have no required subordinated amount, the available subordinated amount with respect to such Series) and (C) the sum of any subordinated amounts supporting any Enhancement for all other Series. In connection with the foregoing, the Seller shall endeavor (taking into account any seasonality experienced in the Accounts in the Trust) to minimize the amounts on deposit, from time to time, in the Excess Funding Account.

            (c) In the event that other Series issued by the Trust provide for excess funding accounts or other arrangements similar to the Excess Funding Account involving fluctuating levels of investments in Principal Receivables,
(i) the allocation of additional Principal Receivables to increase the Invested Amount and the invested amounts of such other Series (and the related withdrawals from the Excess Funding Account and the other excess funding or similar accounts) will be based on the proportion that the amount on deposit in the Excess Funding Account bears to amounts on deposit in the excess funding accounts of all Series providing for excess funding accounts or such similar arrangements or to amounts otherwise similarly available and (ii) the deposit of amounts into the Excess Funding Account and the excess funding accounts of such other Series will be pro rata based on the proportion that the Adjusted Invested Amount bears to the adjusted invested amounts of all Series providing for excess funding accounts or such similar arrangements.

            (d) In the event that any other Series is in an amortization, early amortization or accumulation period, the amounts of any withdrawals from the Excess Funding Account shall be applied first to satisfy in full any then applicable funding or payment requirements of such Series and second to make a payment to the Seller. In the event that more than one other Series is in an amortization, early amortization or accumulation period, the amounts of any withdrawals from the Excess Funding Account shall be allocated (and, if necessary, reallocated) among such Series as specified in the related Series Supplement to meet the funding or payment requirements of each such Series first to satisfy in full all then applicable funding or payment requirements of each such Series and second to make a payment to the Seller.

            SECTION 4.13. Controlled Amortization Period Length; Controlled Amortization Period Commencement Date. Beginning on the August 1999 Distribution Date, and on each Distribution Date thereafter that occurs prior to the Controlled Amortization Period Commencement Date, the Servicer shall calculate the Controlled Amortization Period Length and, if applicable, determine the Controlled Amortization Period Commencement Date. Once the Servicer has determined the Controlled Amortization Period Commencement Date, the Servicer shall promptly notify the Trustee in writing of such determination. In connection therewith, the Seller hereby agrees not to cause the Trust to issue any new Series during the period from the date hereof until the date that the Series 1995-5 Certificates shall have been paid in full, if such issuance would have an adverse effect on the results obtained by application of the formula used to compute the Controlled Amortization Period Length.

            SECTION 4.14. Rate. The Agent shall maintain records as to the amount of each Tranche, the Yield Period thereof and the Barton Rate applicable thereto, and shall provide such information to the Servicer upon request. The "Investment Amount" of any Tranche owned by Barton is that portion of the outstanding principal balance of the Series 1995-5 Certificates allocated to such Tranche by the Agent. The "Investment Amount" of any Series 1995-5 Certificate not owned by Barton is the outstanding principal amount of such Series 1995-5 Certificate. For purposes of calculating the Barton Rate,
(a) the Investment Amount of any portion of a Tranche owned by Barton and funded pursuant to the StandBy Purchase Facility shall be deemed to be the original purchase price paid by the Banks (or principal amount loaned) with respect to such portion (less any portion of such purchase price paid by the Banks (or principal amount loaned) allocable to Earned Return accrued and unpaid at the time of such funding), as reduced from time to time by amounts received and distributed to such Bank on account of such purchase price paid by the Banks (or principal amount loaned) (other than any portion thereof allocable to Earned Return); (b) the Investment Amount of a Tranche owned by Barton and funded by a Credit Advance shall be deemed to be the principal amount of such Credit Advance (less the amount, if any, of such Credit Advance used to fund Earned Return accrued and unpaid at the time of the making of such Credit Advance), as reduced by any payments by or on behalf of Barton to the Enhancement Bank in reimbursement or repayment of such Credit Advance (less any amount allocable to such accrued and unpaid Earned Return); and (c) the Investment Amount of any other Tranche owned by Barton shall mean the Investment Amount related thereto minus the portion thereof described in the foregoing clauses (a) and (b), if any, calculated in accordance with such clauses (a) and (b), as applicable. The Agent shall provide the Servicer and the Trustee with a statement, at least 5 days before each Distribution Date, setting forth (i) the Pass-Through Rate applicable to the Interest Period ending on such Distribution Date, (ii) the Program Fee Rate applicable to the Interest

Period ending on such Distribution Date, and (iii) if any Series 1995-5 Certificate is owned by a Person other than Barton, the Barton Rate applicable to each Tranche for the Interest Period ending on such Distribution Date.

            SECTION 4.15.  Yield Protection.  (a)  If (i) Regulation D or
(ii) any Regulatory Change (other than any Regulatory Change relating to taxes) occurring after the date hereof:

            (A) shall subject any Affected Party to any duty or other charge with respect to any Tranche owned by or funded by it, or any obligations or right to provide funding therefor; or

            (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Federal Reserve Board, but excluding any reserve included in the determination of Earned Return), special deposit or similar requirement against assets of any Affected Party, deposits or obligations with or for the account of any Affected Party or with or for the account of any affiliate (or entity deemed by the Federal Reserve Board to be an affiliate) of any Affected Party, or credit extended by any Affected Party; or

            (C) shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party; or

            (D) shall impose any other condition affecting any Tranche owned or funded by any Affected Party, or its obligations or rights, if any, to provide funding therefor;

and the results of any of the foregoing is or would be:

            (x) to increase the cost to (or in the case of Regulation D referred to above, to impose a cost on) (i) an Affected Party of funding or making or maintaining any Investment Amount, any purchases, reinvestments, or loans or other extensions of credit under the Standby Purchase Facility, any Credit Advance, or any commitment of such Affected Party with respect to any of the foregoing, in any such case in connection with the Series 1995-5 Certificates, or (ii) the Agent for continuing its or the Seller's relationship with Barton in connection with the Series 1995-5 Certificates;

            (y) to reduce the amount of any sum received or receivable by an Affected Party under this Series Supplement or the Series 1995-5 Certificates, or under the Standby Purchase Facility or the Enhancement Agreement with respect thereto; or

            (z) in the sole determination of such Affected Party, to reduce the rate of return on the capital of an Affected Party as a consequence of its obligations with respect to the transactions contemplated hereby and by the Series 1995-5 Certificates or arising in connection herewith to a level below that which such Affected Party could otherwise have achieved;

then for the period commencing thirty days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis of such demand), the Seller agrees to pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost or such reduction, provided, however, that (A) no such amounts shall accrue with respect to increased costs until 30 days after a notice, which shall include a description of the event giving rise to the increased cost, a description of the party or parties affected, a description of the method used by the claimant to determine the increased cost item, and a statement of the amount of the increased costs per annum and for the remainder of the transaction (an "Increased Cost Notice") has been received, and no payment shall be made in respect of accrued amounts until 60 days after the date of the Increased Cost Notice, (B) Barton will use reasonable commercial efforts to replace the Bank which is the Affected Party with another Bank (a "Replacement Bank") which would not reasonably expect to make any increased cost claims and the selection of such Replacement Bank will be subject to the approval of the Seller, (C) nothing contained in this Section 4.15 shall require the Seller to pay any amount in respect of Regulation D or any Regulatory Change which has not actually caused any of the results enumerated in Section 4.15(a) (x), (y) or (z) to occur in respect of an Affected Party,
(D) the Seller shall not be required to pay any amount pursuant to this
Section 4.15 to any Enhancement Bank or Bank to which Societe Generale has assigned all or any part of its obligations under the Enhancement Agreement or the Standby Purchase Facility greater than the amount that would have been due to Societe Generale hereunder if it had not so assigned its obligations, unless the Seller has consented to such assignee, which consent shall not be unreasonably withheld, and (E) any payment required to be made by the Seller pursuant to this Section 4.15 shall only be from (i) Excess Servicing as specified in Section 4.10(c), and (ii) amounts on deposit in the Subordination Account as specified in Section 4.07(d) and shall only be made after payment in full of any amount that the Seller is obligated to deposit in the Collection Account pursuant to the Agreement and this Series Supplement.

            (b) Each Affected Party will promptly notify the Seller and the Agent of any event of which it has knowledge which will entitle such Affected Party to compensation pursuant to this Section 4.15.

            (c) In determining any amount provided for or referred to in this
Section 4.15, an Affected Party may use any reasonable averaging and attribution methods that it shall deem applicable. Any Affected Party when making a claim under this Section 4.15 shall submit to the Seller a statement as to such increased cost or reduced return (including calculation thereof in reasonable detail) signed by an accounting officer of such Affected

Party, which statement shall, in the absence of manifest error, be conclusive and binding upon the Seller.


                                ARTICLE V

                        Distributions and Reports
                   to Series 1995-5 Certificateholders

            SECTION 5.01. Distributions. (a) On each Distribution Date, commencing with the Initial Distribution Date (i) the Trustee shall distribute to the Series 1995-5 Certificateholder of record on the preceding Record Date (other than as provided in Section 12.02 of the Agreement respecting a final distribution) such Certificateholders' pro rata share (based on the aggregate fractional undivided interests represented by the Series 1995-5 Certificates held by such Certificateholder) of the amounts on deposit in the Series 1995-5 Accounts as is payable to the Series 1995-5 Certificateholders on such Distribution Date pursuant to Section 4.07; provided, however, that (i) if Barton does not own 100% of the Series 1995-5 Certificates, distributions in respect of interest, including Monthly Interest, Additional Interest, Carry-over Amounts and Additional Carry-over Amounts, shall be made to Series 1995-5 Certificateholders taking into account the principal amount of, and Barton Rate applicable to, each Tranche of Series 1995-5 Certificates owned by Barton and each other Series 1995-5 Certificateholder; (ii) payments pursuant to Section 4.15 and 10.01 shall be made to the Series 1995-5 Certificateholders or Affected Parties or the Agent, as the case may be, entitled thereto; and (iii) the Trustee shall distribute the Program Fee to Barton.

            (b) Except as provided in Section 12.02 of the Agreement with respect to a final distribution, distributions to Series 1995-5 Certificateholders hereunder shall be made by check mailed to each Series 1995-5 Certificateholder at such Certificateholders' address appearing in the Certificate Register without presentation or surrender of any Series 1995-5 Certificate or the making of any notation thereon; provided, however, that, with respect to any Series 1995-5 Certificateholder holding at least $1,000,000 original principal amount of the Series 1995-5 Certificates, such distributions shall be made by wire transfer, in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Series 1995-5 Certificateholders shall have provided to the Servicer appropriate instructions prior to such Distribution Date; provided further, that all distributions to Barton as a Series 1995-5 Certificateholder shall be made by wire transfer, in immediately available funds, to such account as Barton shall have designated to the Servicer prior to the related Distribution Date.

            SECTION 5.02. Reports and Statements to Series 1995-5 Certificateholders. (a) At least two Business Days prior to each Distribution Date, commencing with the Initial Distribution Date, the
Servicer will provide to the Trustee, and on each such Distribution Date, the Trustee shall forward to each Series 1995-5 Certificateholder, a statement substantially in the form of Exhibit B prepared by the Servicer setting forth certain information relating to the Trust and the Series 1995-5 Certificates.

            (b) A copy of each statement provided pursuant to paragraph (a) will be made available for inspection at the Corporate Trust Office.

            (c) On or before January 31 of each calendar year, beginning with calendar year 1996, the Trustee shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 1995-5 Certificateholder, a statement prepared by the Servicer containing the information which is required to be contained in the statement to Series 1995-5 Certificateholders as set forth in paragraph (a) above, aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 1995-5 Certificateholder, together with other information as is required to be provided by an issuer of indebtedness under the Internal Revenue Code and such other customary information as is necessary to enable the Series 1995-5 Certificateholders to prepare their tax returns. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Internal Revenue Code as from time to time in effect.


                               ARTICLE VI

                        Early Amortization Events

            SECTION 6.01. Additional Early Amortization Events. The occurrence of any of the following events shall be deemed to be an Early Amortization Event solely with respect to Series 1995-5:

            (a) on any Determination Date, the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 20%;

            (b) on any Determination Date, the Available Subordinated Amount for the next Distribution Date will be less than the Required Subordinated Amount on such Determination Date, after giving effect to the distributions to be made on the next Distribution Date;

            (c) any Service Default with respect to Series 1995-5 occurs;

            (d) on any Determination Date, as of the last day of the preceding Collection Period, the aggregate amount of Principal Receivables relating to Used Vehicles exceeds 20% of the Pool Balance on such last day;

            (e) any Carry-over Amount or Additional Carry-over Amount is outstanding on two consecutive Distribution Dates;

            (f) the outstanding principal amount of the Series 1995-5 Certificates is not repaid by the Expected Payment Date;

            (g) the Trust shall file a petition commencing a voluntary case under any chapter of the Federal bankruptcy laws; or the Trust shall file a petition or answer or consent seeking reorganization, arrangement, adjustment, or composition under any other similar applicable Federal law, or shall consent to the filing of any such petition, answer, or consent; or the Trust shall appoint, or consent to the appointment of, a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of it or of any substantial part of its property; or the Trust shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due;

            (h) any order for relief against the Trust shall have been entered by a court having jurisdiction in the premises under any chapter of the Federal bankruptcy laws, and such order shall have continued undischarged or unstayed for a period of 60 days; or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of the Trust under any other similar applicable Federal law, and such decree or order shall have continued undischarged or unstayed for a period of 120 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator, or other similar official in bankruptcy or insolvency of the Trust or of any substantial part of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged or unstayed for a period of 120 days.

            The Trustee agrees that upon gaining knowledge of the occurrence of any event described in Section 9.01 of the Agreement or Section 6.01 of this Series Supplement it shall (a) promptly provide notice to the Rating Agencies of the occurrence of such event and (b) notify the Series 1995-5 Certificateholders of the occurrence of such event within 45 days of the expiration of the applicable grace period, if any. In the case of any event described in Sections 9.01(f) or (g) of the Agreement or Section 6.01(c) of this Series Supplement, an Early Amortization Event with respect to Series 1995-5 will be deemed to have occurred only if, after the applicable grace period described in such Sections, if any, either the Trustee or the Series 1995-5 Certificateholders evidencing more than 50% of the aggregate unpaid principal amount of the Series 1995-5 Certificates by written notice to the Seller and the Servicer (and the Trustee, if given by

Series 1995-5 Certificateholders) declare that an Early Amortization Event has occurred as of the date of such notice. In the case of any other Early Amortization Event, such Early Amortization Event will be deemed to have occurred immediately upon the occurrence of such event, without any notice or other action on the part of the Trustee or the Series 1995-5
Certificateholders.

            In the case of any Early Amortization Event described in Sections 9.01(a), (f) or (g) of the Agreement or this Section 6.01, other than Sections 6.01(f), (g) or (h), provided that (i) no other Early Amortization Event (other than an Early Amortization Event which has resulted in an Early Amortization Period which has terminated as described in clause (c) or clause
(d) of the definition thereof in this Series Supplement) has occurred and (ii) the scheduled termination of the Revolving Period has not occurred, the Trustee agrees that it shall request written confirmation from Standard & Poor's that the termination of the Early Amortization Period caused by the occurrence of such Early Amortization Event will not result in the downgrading or withdrawal of such entity's rating of the Series 1995-5 Certificates.

            The Trustee further agrees that, where applicable, it shall promptly notify the Series 1995-5 Certificateholders that it has received the written confirmation referred to in the preceding paragraph, and that the Series 1995-5 Certificateholders may elect to terminate the related Early Amortization Period.


                               ARTICLE VII

                   Optional Repurchase and Remarketing

            SECTION 7.01. Optional Repurchase. (a) On any Distribution Date occurring after the date on which the Invested Amount is reduced to $25,000,000 or less, the Seller shall have the option to purchase the entire Series 1995-5 Certificateholders' Interest, at a purchase price equal to the Reassignment Amount for such Distribution Date.

            (b) The Seller shall give the Servicer and the Trustee at least 10 days' prior written notice of the Distribution Date on which the Seller intends to exercise such purchase option. Not later than 12:00 noon, New York City time, on such Distribution Date the Seller shall deposit the Reassignment Amount into the Collection Account in immediately available funds. Such purchase option is subject to payment in full of the Reassignment Amount. The Reassignment Amount shall be distributed as set forth in Section 8.01(b).

            (c) If at the time the Seller exercises its purchase option hereunder the Seller's long-term unsecured debt has a rating lower than Baa3 by Moody's, the Seller shall deliver to the Trustee on such Distribution Date an Opinion of Counsel (which must be an independent outside counsel) to the effect that, in reliance on certain certificates to the effect that the Series 1995-5 Certificateholders' Interest purchased by the Seller constitutes fair value for the consideration paid therefor and as to the solvency of the Seller, the purchase of the Series 1995-5 Certificateholders' Interest would not be considered a fraudulent conveyance under applicable law.

            SECTION 7.02. Remarketing. If the Seller receives notice that it is obligated (or will, after the passage of time, become obligated) to make any payment to any 1995-5 Certificateholder, any Affected Party or the Agent pursuant to Section 4.15(a) or Section 10.01(a) hereof, the Agent (on behalf of such Series 1995-5 Certificateholder) shall use reasonable commercial efforts to sell or otherwise dispose of the applicable Series 1995-5 Certificates in transactions exempt from registration under the Securities Act (a "Remarketing") for a period of 15 days after the date of such notice (the "Remarketing Period") to a Person who would not be subject to increased costs that could be claimed under Section 4.15(a) for a price equal to the unpaid principal amount thereof plus accrued interest plus any increased costs under
Section 4.15(a) that have been incurred but unpaid on the date the sale is closed; provided, however, that for any offer received during the Remarketing Period, the sale must be completed within 15 days of the end of the Remarketing Period or such other period of time that shall be acceptable to Seller. If no offer is received during the Remarketing Period, or if the sale relating to an offer is not completed within 15 days (or such other period of time that shall be acceptable to Seller) then the Agent (on behalf of the applicable Series 1995-5 Certificateholder) shall offer to sell the applicable Series 1995-5 Certificates owned by it to the Seller for a price equal to the unpaid principal amount thereof plus accrued interest plus any increased costs under Section 4.15(a) that have been incurred but unpaid on the date the sale is closed; provided, however, that the Seller shall have no obligation to accept such offer, but if such offer is accepted then the Seller shall shall have 15 days to close the sale.


                              ARTICLE VIII

                           Final Distributions

            SECTION 8.01. Sale of Certificateholders' Interest Pursuant to
Section 2.03 of the Agreement; Distributions Pursuant to Section 7.01 of this Series Supplement or Section 2.03 or 12.02(c) of the Agreement. (a) The amount to be paid by the Seller to the Collection Account with respect to Series 1995-5 in connection with a purchase of the Series 1995-5 Certificateholders' Interest pursuant to Section 2.03 of the Agreement shall equal the Reassignment Amount for the Distribution Date on which such repurchase occurs.

            (b) With respect to the Reassignment Amount deposited into the Collection Account pursuant to Section 7.01 or 8.01 of this Series

Supplement or Section 2.03 of the Agreement or any Termination Proceeds deposited into the Collection Account pursuant to Section 12.02(c) of the Agreement, the Trustee shall, not later than 12:00 noon, New York City time, on the Distribution Date on which such amounts are deposited (or, if such date is not a Distribution Date, on the immediately following Distribution Date) (in the priority set forth below): (i) first, (x) deposit the Invested Amount on such date into the Principal Funding Account and (y) deposit the amount of accrued and unpaid interest on the unpaid balance of the Series 1995-5 Certificates, plus the amount of Additional Interest, if any, for such Distribution Date and any Additional Interest, Carry-over Amount or Additional Carry-over Amount previously due but not paid to Series 1995-5 Certificateholders on any prior Distribution Date, up to the Reassignment Amount for Series 1995-5, into the Collection Account, with such funds designated by the Trustee as being held for the benefit of the Series 1995-5 Certificateholders, and (ii) second, pay the remainder of any Termination Proceeds to the Seller.

            (c) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, the entire amount deposited in the Principal Funding Account and the Collection Account pursuant to Section 7.01 or 8.01 and all other amounts on deposit therein in respect of the Series 1995-5 Certificates shall be distributed in full to the Series 1995-5 Certificateholders on such date and any distribution made pursuant to paragraph (b) above shall be deemed to be a final distribution pursuant to
Section 12.02 of the Agreement with respect to Series 1995-5.

            SECTION 8.02. Distribution of Proceeds of Sale, Disposition or Liquidation of the Receivables Pursuant to Section 9.02 of the Agreement. (a) Not later than 12:00 noon, New York City time, on the Distribution Date following the date on which the Insolvency Proceeds are deposited into the Collection Account pursuant to Section 9.02(b) of the Agreement, the Trustee shall first (in each case, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date) deduct an amount equal to the Invested Amount on such Distribution Date from the portion of the Insolvency Proceeds allocated to Allocable Principal Collections and deposit such amount in the Principal Funding Account; provided that the amount of such deposit shall not exceed the product of (x) the portion of the Insolvency Proceeds allocated to Allocable Principal Collections and (y) 100% minus the Excess Seller's Percentage with respect to the related Collection Period. The remainder of the portion of the Insolvency Proceeds allocated to Allocable Principal Collections shall be allocated to the Seller's Interest and shall be released to the Seller on such Distribution Date.

            (b) Not later than 12:00 noon, New York City time, on such Distribution Date, the Trustee shall first (in each case, after giving effect to any deposits and distributions otherwise to be made on such Distribution
Date) deduct an amount equal to the sum of (i) Monthly Interest for such Distribution Date, (ii) any Monthly Interest previously due but not distributed on a prior Distribution Date, (iii) the amount of Additional

Interest, if any, for such Distribution Date and any Additional Interest previously due but not distributed on a prior Distribution Date, (iv) any Carry-over Amount for such Distribution Date and any Carry-over Amount previously due but not distributed to the Series 1995-5 Certificateholders on a prior Distribution Date and (v) the amount of any Additional Carryover Amount for such Distribution Date and any Additional Carry-over Amount previously due but not distributed to the Series 1995-5 Certificateholders on a prior Distribution Date, from the portion of the Insolvency Proceeds allocated to Allocable Non-Principal Collections and deposit such amount in the Collection Account with such funds designated by the Trustee as being held for the benefit of the Series 1995-5 Certificateholders; provided that the amount of such distribution shall not exceed (x) the product of (A) the portion of the Insolvency Proceeds allocated to Allocable Non-Principal Collections and (B) 100% minus the Excess Seller's Percentage. The remainder of the portion of the Insolvency Proceeds allocated to Allocable Non-Principal Collections shall be allocated to the Seller's Interest and shall be released to the Seller on such Distribution Date.

            (c) Notwithstanding anything to the contrary in this Series Supplement or in the Agreement, the entire amount deposited in the Principal Funding Account and the Collection Account pursuant to this Section and all other amounts on deposit therein in respect of the Series 1995-5 Certificates shall be distributed in full to the Series 1995-5 Certificateholders on the Distribution Date on which funds are deposited pursuant to this Section (or, if not so deposited on a Distribution Date, on the immediately following Distribution Date) and any distribution made pursuant to this Section shall be deemed to be a final distribution pursuant to Section 12.02 of the Agreement with respect to Series 1995-5.


                               ARTICLE IX

                     The Series 1995-5 Certificates

            SECTION 9.01.  The Series 1995-5 Certificates.
(a) Notwithstanding anything to the contrary in the Agreement, the Series 1995-5 Certificates will be Registered Certificates in definitive form, substantially in the form of Exhibit A hereto.

            (b) The Series 1995-5 Certificates shall bear the legend set forth in Exhibit D-1 to the Agreement.

            SECTION 9.02. Registration of Transfer. In addition to the requirements set forth in Section 6.04 of the Agreement, in the event that registration of a transfer of a Series 1995-5 Certificate is to be made in reliance upon an exemption from the registration requirements under the Act, such registration of transfer shall not be effected until the transferor or the transferee shall deliver, at its own expense, to the Seller, the

Servicer and the Trustee, an investment letter from the transferee, substantially in the form of Exhibit C hereto.


                                ARTICLE X

                               Indemnities

            SECTION 10.01. Indemnities of Servicer and Seller. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer hereunder.

            (a) Subject to Section 10.01(c) the Seller shall indemnify, defend and hold harmless the Series 1995-5 Certificateholders, any other Affected Party and the Agent from and against any taxes that may at any time be asserted against any Series 1995-5 Certificateholder, any Affected Party or the Agent with respect to the transactions contemplated herein, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes (but excluding any taxes imposed on the net income of any such Person) and costs and expenses in defending against the same; provided, however, that any of the Series 1995-5 Certificateholders, or any Affected Party or the Agent (or any assignee of any of the foregoing) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Party") shall deliver to the Servicer and the Seller (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and (ii) a duly completed Internal Revenue Service Form W-8 or W-9 or successor applicable form, and provided further that such indemnity shall not apply in the case of a Non-U.S. Party submitting said Form 1001 to the extent that the applicable treaty does not provide for a complete exemption from withholding taxes to be imposed on payments to such Non-U.S. Party. Such forms shall be delivered by each Non-U.S. Party on or before the Closing Date (or, in the case of an assignee, on or before the date such Non-U.S. Party becomes an assignee) and on or before the date, if any, such Non-U.S. Party changes the location of the office to which payments are required to be made to it hereunder. Each Non-U.S. Party shall be deemed to have also agreed to deliver to the Servicer and the Seller two further copies of said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered, and such extensions or renewals thereof as may reasonably be requested by the Seller or the Servicer, unless in any such case an event (including without limitation, any change in treaty, law or regulation) has occurred prior to the date on which such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Non-U.S. Party from duly completing and delivering such form. Such Non-U.S. Party shall certify
      (x) in the case of Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States Federal income taxes and (y) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. The Seller shall not be required to indemnify any Non-U.S. Party in respect of United States Federal withholding taxes to the extent the liability to pay such taxes would not have arisen but for a failure by such Non-U.S. Party to comply with the requirements of this paragraph.

            (b) Subject to Section 10.01(c), each of the Servicer and the Seller (each an "Indemnifying Person") shall indemnify, defend, and hold harmless the Series 1995-5 Certificateholders, any Affected Party and the Agent from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon any Series 1995-5 Certificateholder, such Affected Party or the Agent as a result of:

                  (i) the inaccuracy of such Indemnifying Person's
            representations and warranties herein or in the Agreement;

                  (ii) the failure by such Indemnifying Person to comply with any applicable law, rule or regulation in connection with the Receivables or the offering, issuance, sale and delivery of the Series 1995-5 Certificates.

            (c) Any payment required to be made by the Seller pursuant to this
Section 10.01 shall only be made from (i) Excess Servicing as specified in
Section 4.10(c) and (ii) amounts on deposit in the Subordination Account as specified in Section 4.07(d) and shall only be made after payment in full of any amount that the Seller is obligated to deposit in the Collection Account pursuant to the Agreement and this Series Supplement.

            (d) For purposes of this Section 10.01, in the event of the termination of the rights and obligations of Chrysler Credit Corporation (or any successor thereto) as Servicer, or a resignation by such Servicer pursuant to the Pooling and Servicing Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer.

            (e) Indemnification under this Section 10.01 shall survive the termination of this Series Supplement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller or the Servicer shall have made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Seller or the Servicer, as applicable, without interest.

                               ARTICLE XI

                        Miscellaneous Provisions

            SECTION 11.01. Certain Permitted Actions; Amendments to the Agreement; Additional Covenants. (a) Notwithstanding anything to the contrary in the Agreement, funds on deposit in the Collection Account may be invested in any Eligible Investments (as that term is defined in this Series Supplement).

            (b) Notwithstanding anything to the contrary in the Agreement, including Section 2.07(c) thereof, the Seller shall not be required to make any deposit to the Collection Account in respect of the Repurchased Receivables Price of any receivables repurchased by the Seller from the Trust pursuant to such Section.

            (c) Notwithstanding anything to the contrary contained herein or in the Agreement, the Seller shall have the right to require the reassignment to it of all the Trust's right, title and interest in, to and under the Receivables then existing and thereafter created, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof in or with respect to the Accounts ("Automatic Removed Accounts") designated by the Seller, upon satisfaction of the following conditions: (a) on or before the fifth business day immediately preceding the date upon which such Accounts are to be removed, the Seller shall have given the Trust, each Enhancement Provider and the Rating Agencies a Removal Notice specifying the date for removal of the Automatic Removed Accounts (the "Automatic Removal Date"); (b) on or prior to the date that is five Business Days after the Automatic Removal Date, the Seller shall have delivered to the Trustee a computer file or microfiche or written list containing a true and complete list of the Automatic Removed Accounts specifying for each such Account, as of the removal notice date, its account number and the aggregate amount of Receivables outstanding in such Account; (c) the Seller shall have represented and warranted as of each Automatic Removal Date that the list of Automatic Removed Accounts delivered pursuant to clause (b) above, as of the Automatic Removal Date, is true and complete in all material respects; (d) the Trustee shall have received confirmation from each Rating Agency that such removal will not result in a reduction or withdrawal of such Rating Agency's rating of any outstanding Series or Class of Certificates; (e) the Seller shall have delivered to the Trustee, each Rating Agency and any Enhancement Providers an officers' certificate, dated the Automatic Removal Date, to the effect that the Seller reasonably believes that such removal will not cause an early amortization event to occur with respect to any Series; and (f) the Seller shall have delivered to the Trustee, each Rating Agency and any Enhancement Providers a Tax Opinion, dated the Automatic Removal Date, with respect to such removal.

            Upon satisfaction of the above conditions, on the Automatic Removal Date all the right, title and interest of the Trust in and to the Receivables arising in the Automatic Removed Accounts, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof shall be deemed removed from the Trust for all purposes.

            (d) Notwithstanding anything to the contrary herein or in the Agreement, subject to the other limitations described in Section 4.03 of the Agreement, CCC need not deposit collections with respect to any Collection Period in the Collection Account until the related Distribution Date.

            (e) Unless otherwise agreed to by the Rating Agencies, notwithstanding anything to the contrary herein or in the Agreement, the Seller may from time to time, at its discretion, and subject only to the limitations specified in this paragraph, designate Additional Accounts to be added to the Trust. (Additional Accounts designated to be added to the Trust in accordance with the provisions of this Section 11.01(e) are referred to herein as "Automatic Additional Accounts".) On the Addition Date with respect to any Automatic Additional Accounts, the Trust shall purchase the Receivables in such Automatic Additional Accounts (and such Automatic Additional Accounts shall be deemed to be Accounts for purposes of the Agreement) as of the close of business on the applicable Additional Cut-Off Date, subject to the satisfaction of the following conditions:

            (i) such Automatic Additional Accounts shall be Eligible
      Accounts;

            (ii) the Seller shall, to the extent required by Section 4.03 of the Agreement, have deposited in the Collection Account all Collections with respect to such Automatic Additional Accounts since the Additional Cut-Off Date;

            (iii) no selection procedures believed by the Seller to be adverse to the interests of the Series 1995-5 Certificateholders were used in selecting such Automatic Additional Accounts;

            (iv) as of each of the Additional Cut-Off Date and the Addition Date, no Insolvency Event with respect to CFC, CCC or the Seller shall have occurred nor shall the transfer of the Receivables arising in the Automatic Additional Accounts to the Trust have been made in contemplation of the occurrence thereof;

            (v) the addition of the Receivables arising in the Automatic Additional Accounts shall not cause an early amortization event or any event that, after the giving of notice or the lapse of time, would constitute a early amortization event to occur with respect to any Series;

            (vi) on or before each Addition Date with respect to Automatic Additional Accounts, the Seller shall have delivered to the Trustee and the Rating Agencies (A) an Opinion of Counsel with respect to the Receivables in the Automatic Additional Accounts substantially in the form of Exhibit G-2 to the Agreement and (B) a Tax Opinion with respect to such addition;

            (vii) within ten Business Days of the date on which any such Receivables are added to the Trust, the Seller shall have delivered to the Trustee a written assignment and a computer file or a microfiche list containing a true and complete list of the related Automatic Additional Accounts specifying for each such Account its account number, the collection status, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account; and

            (viii) the Seller shall have delivered to the Trustee an Officer's Certificate of the Seller, dated the Addition Date, to the effect that conditions (i) through (v) and (vii) above have been satisfied.

            The Seller hereby represents and warrants to the Trust as of the related Addition Date as to the matters relating to it set forth in paragraphs
(iii) and (iv) above and that the file or list described below is, as of the applicable Additional Cut-Off Date, true and complete in all material respects.

            In connection with the designation of Automatic Additional Account to be added to the Trust, the Seller shall deliver to the Trustee (i) the computer file or microfiche list required to be delivered pursuant to Section
2.01 of the Agreement with respect to such Automatic Additional Accounts and
(ii) a duly executed, written Assignment (including an acceptance by the Trustee for the benefit of the Certificateholders), substantially in the form of Exhibit B (the "Assignment").

            Unless each Rating Agency otherwise consents, the number of Automatic Additional Accounts added to the Trust with respect to any of the three consecutive Collection Periods beginning in January, April, July and October of each calendar year shall not exceed 8% of the number of Accounts as of the first day of the calendar year during which such Collection Periods commence and the number of Automatic Additional Accounts designated during any such calendar year shall not exceed 20% of the number of Accounts as of the first day of such calendar year. On or before the first business day of each Collection Period beginning in January, April, July and October of each calendar year, the Seller shall have requested and obtained notification from each Rating Agency of any limitations to the right of the Seller to designate Eligible Accounts as Automatic Additional Accounts during any period which includes such Collection Period. To the extent that Automatic Additional Accounts have been added to the Trust during the three consecutive Collection Periods ending in the calendar month prior to such date, on or before January 31, April 30, July 31, October 31 of each calendar year, the Trustee shall have received confirmation from each Rating Agency that the addition of all Automatic Additional Accounts included as Accounts during the three consecutive Collection Periods ending in the calendar month prior to such date shall not have resulted in any applicable Rating Agency reducing or withdrawing its rating of any outstanding Series or Class of Certificates. If such Rating Agency confirmation with respect to any Automatic Additional Accounts is not so received, such Automatic Additional Accounts will be removed from the Trust.

            (f) Each Holder of a Series 1995-5 Certificate, by such Holder's acceptance thereof, will be deemed to have consented to an amendment to the Agreement that incorporates the provisions of Sections 11.01(a) and 11.01(b), 11.01(c), 11.01(d) and 11.01(e), it being understood that no such amendment shall be effective unless and until each Series of Investor Certificates issued prior to October 20, 1994 shall no longer be outstanding or shall have consented to such amendment in accordance with the Agreement.

            (g) Except for the conveyance hereunder to the Trustee, the Seller will not sell, pledge, assign or transfer to any other Person any rights it might have to funds on deposit in the Reserve Fund, the Principal Funding Account, the Excess Funding Account, the Yield Supplement Account or the Subordination Account, or Investment Proceeds with respect thereto.

            SECTION 11.02. Ratification of Agreement. As supplemented by this Series Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

            SECTION 11.03. Counterparts. This Series Supplement may be executed in two or more counterparts (and by different parties on separate counterparts) each of which shall be an original, but all of which together shall constitute one and the same instrument.

            SECTION 11.04. Dealer Concentrations. So long as this Series 1995-5 shall be outstanding, on the last day of each Collection Period, the Servicer shall determine if the aggregate amount of Principal Receivables due from any Dealer or group of affiliated Dealers on such date is greater than 1.5% of the Pool Balance on such date. The Servicer shall promptly provide the Trustee a report setting forth the basis for such determination. The Trustee upon request from any Rating Agency will make such report available to such Rating Agency.

            SECTION 11.05. GOVERNING LAW. THIS SERIES SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


            IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Series Supplement to be duly executed by their respective officers as of the day and year first above written.


                                        U.S. AUTO RECEIVABLES
                                        COMPANY, Seller,

                                           by  /s/ D.M. Cantwell
                                               -------------------------------
                                               Name:
                                               Title:


                                        CHRYSLER CREDIT CORPORATION,
                                        Servicer,

                                           by  /s/ D.M. Cantwell
                                               -------------------------------
                                               Name:
                                               Title:


                                        MANUFACTURERS AND TRADERS
                                        TRUST COMPANY, Trustee,

                                           by  /s/ Neil B. Witoff
                                               -------------------------------
                                               Name:  NEIL B. WITOFF
                                               Title: Assistant Vice President

Societe Generale, Chicago Branch, as Agent, hereby joins in this Agreement for the purpose of agreeing to perform the duties of the Agent hereunder. This Agreement shall be binding upon any successor to Societe Generale, Chicago Branch, as Agent.

                                             Agreed and Accepted by

                                             SOCIETE GENERALE, Chicago
                                             Branch, as Agent,

                                                by  /s/ Bradley P. Summers
                                                    -------------------------
                                                    Name:  Bradley P. Summers
                                                    Title: Vice President

                                                                     EXHIBIT A
                             [Form of Certificate]

                              FACE OF CERTIFICATE

                                              Initial
REGISTERED                                    Invested Amount: 1/<F1>
                                              $250,000,000

Certificate No. R-1


               THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

               THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A.

               THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN (AS DEFINED BELOW).



                             CARCO AUTO LOAN MASTER TRUST

                                FLOATING RATE AUTO LOAN
                       ASSET BACKED CERTIFICATES, SERIES 1995-5

                 evidencing a fractional undivided interest in certain
                                     assets of the

                             CARCO AUTO LOAN MASTER TRUST


- --------
<F1>1/  Denominations of $1,000 and integral multiples of
$1,000 in excess thereof.

the corpus of which consists primarily of wholesale (i.e., dealer floorplan) receivables (the "Receivables") generated from time to time in the ordinary course of business in a portfolio of revolving financing arrangements (the "Accounts") of Chrysler Credit Corporation meeting certain eligibility criteria. This certificate (a "Certificate") does not represent an interest in, or obligation of, U.S. Auto Receivables Company (the "Seller" or "USA"), Chrysler Credit Corporation or any affiliate thereof.

               The Certificates may not be acquired by or for the account of any employee benefit plan, trust or account, including an individual retirement account, that is subject to the Employee Retirement Income Security Act of 1974, as amended, or that is described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets include plan assets by reason of a plan's investment in such entity (a "Benefit Plan"). By accepting and holding this Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan. By acquiring any interest in this Certificate, the applicable Certificate Owner or Owners shall be deemed to have represented and warranted that it or they are not Benefit Plans.

               Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement referred to on the reverse side hereof or be valid for any purpose.

               THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS

AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

               IN WITNESS WHEREOF, the Seller has caused this Certificate to be duly executed.


                                            U.S. AUTO RECEIVABLES COMPANY,
                                              by   _______________________
                                                   Name:
                                                   Title:

Dated:


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates described in the within-mentioned Pooling and Servicing Agreement.

MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee,

  by  __________________
      Authorized Officer

                            REVERSE OF CERTIFICATE


               This certifies that Barton Capital Corporation (the "Series 1995-5 Certificateholder"), is the registered owner of a fractional undivided interest in certain assets of the CARCO AUTO LOAN MASTER TRUST (the "Trust") created pursuant to a Pooling and Servicing Agreement dated as of May 31, 1991, as assigned by Chrysler Auto Receivables Company to U.S. Auto Receivables Company (the "Seller") on August 8, 1991 (as assigned and as amended and supplemented from time to time, the "P&S"), as supplemented by the Series 1995-5 Supplement dated as of November 30, 1995, (the "Series Supplement"), among the Seller, Chrysler Credit Corporation, as servicer, and Manufacturers and Traders Trust Company, as trustee (the "Trustee") that are allocated to the Series 1995-5 Certificateholders' Interest pursuant to the P&S and the Series Supplement. The P&S and the Series Supplement are hereinafter collectively referred to as the Pooling and Servicing Agreement. The corpus of the Trust will include (a) all of the Seller's right, title and interest in, to and under the Receivables in each Account and all Collateral Security with respect thereto owned by the Seller at the close of business on the Cut-Off Date, in the case of the Initial Accounts, and on the applicable Additional Cut-Off Date, in the case of Additional Accounts, and all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of Michigan and Recoveries) thereof, (b) all of the Seller's rights, remedies, powers and privileges with respect to such Receivables under the Receivables Purchase Agreement, (c) all of the Seller's right, title and interest in, to and under the Receivables in each Account (other than any newly created Receivables in any Designated Account) and all Collateral Security with respect thereto owned by the Seller at the close of on each Transfer Date and not theretofore conveyed to the Trust, all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of Michigan and Recoveries) thereof, (d) all monies on deposit in, and Eligible Investments credited to, the Collection Account or any Series Account, (e) any Enhancements and (f) all other assets and interests constituting the Trust. In addition to the Certificates, the Seller's Certificate has been issued pursuant to the Pooling and Servicing Agreement which represents the Seller's Interest in the Trust. The Seller's Certificate represents the interest in the Trust Assets not represented by the Investor Certificates.

               The Receivables consist of advances made directly or indirectly by Chrysler Credit Corporation to domestic automobile dealers franchised by Chrysler Corporation or any other automobile manufacturers.

               Subject to the terms and conditions of the Agreement, the Seller may from time to time direct the Trustee, on behalf of the Trust, to issue one or more new Series of Investor Certificates, which will represent fractional undivided interests in certain of the Trust Assets.

               This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement to which, as amended and supplemented from time to time, the Series 1995-5 Certificateholder by virtue of the acceptance hereof assents and is bound. Although a summary of certain provisions of the Pooling and Servicing Agreement is set forth below, this Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. A copy of the Pooling and Servicing Agreement (without schedules and exhibits) may be requested from the Trustee by writing to the Trustee at One M&T Plaza, Buffalo, New York 14203,
Attention: Corporate Trust Department. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Pooling and Servicing Agreement.

               The Seller has entered into the Pooling and Servicing Agreement and the Series 1995-5 Certificates have been (or will be) issued with the intention that the Series 1995-5 Certificates will qualify under applicable tax law as indebtedness of the Seller secured by the Receivables. The Seller, each Beneficiary and each Certificateholder and Certificate Owner, by the acceptance of its Certificate or Book-Entry Certificate, as applicable, agrees to treat the Series 1995-5 Certificates as indebtedness of the Seller secured by the Receivables for Federal income taxes, state and local income, single business and franchise taxes and any other taxes imposed on or measured by income.

               On each Distribution Date, the Trustee shall distribute to each Series 1995-5 Certificateholder of record at the close of business on the day preceding such Distribution Date (each a "Record Date") such Certificateholder's pro rata share (based on the aggregate fractional undivided interest represented by the Series 1995-5 Certificates held by such Certificateholder, except as otherwise provided in the Pooling and Servicing Agreement) of such amounts on deposit in the Collection Account and any Series Account as are payable in respect of the Series 1995-5 Certificates pursuant to the Pooling and Servicing Agreement. Distributions with respect to this Certificate will be made by the Trustee by check mailed to the address of the Certificateholder of record appearing in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation thereon (except for the final distribution in respect of this Certificate) except that with respect to any series 1995-5 Certificate holder holding at least $1,000,000 original principal amount of the series 1995-5 Certificates, such distributions shall be made by wire transfer, in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Series 1995-5 certificate holders shall have provided to the Servicer appropriate instructions prior to the Distribution Date, and except that distributions to Barton as a Series 1995-5 Certificate holder shall be made by wire transfer, in immediately available funds, to such account as Barton shall have designated to the Servicer prior to the related Distribution Date. Final payment of this Certificate will be made only upon presentation and surrender of this Certificate at the office or agency specified in the notice of final distribution delivered by the Trustee to the Certificate holder in accordance with the Pooling and Servicing Agreement.

               On the Distribution Date occurring after the Invested Amount is reduced to $25,000,000 or less, the Seller has the option, subject to the condition set forth in Section 7.01(c) of the Series Supplement, to purchase the entire Series 1995-5 Certificateholder's Interest in the Trust. The purchase price will be equal to the Reassignment Amount (as defined in the Series Supplement).

               This Certificate does not represent an obligation of, or an interest in, Chrysler Corporation, the Seller, the Servicer, or any affiliate of any of them and is not insured or guaranteed by any governmental agency or instrumentality. This Certificate is limited in right of payment to certain Collections with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Pooling and Servicing Agreement.

               The Pooling and Servicing Agreement may be amended from time to time (including in connection with the issuance of a Supplemental Certificate) by the Servicer, the Seller and the Trustee, without the consent of any of the Series 1995-5 Certificateholders, so long as any such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Certificateholders of any outstanding Series. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's rights, duties or immunities under the Pooling and Servicing Agreement or otherwise. Notwithstanding anything contained therein to the contrary, the Trustee, with the consent of any Enhancement Providers, may at any time and from time to time amend, modify or supplement the form of Distribution Date Statement.

               The Pooling and Servicing Agreement may also be amended from time to time (including in connection with the issuance of a Supplemental Certificate) by the Servicer, the Seller and the Trustee with the consent of the Holders of Investor Certificates evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the certificates of the Investor Certificates of all adversely affected Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Investor Certificateholders; provided, however, that no such amendment to the Pooling and Servicing Agreement shall (i) reduce in any manner the amount of or delay the timing of distributions to be made to Investor Certificateholders or deposits of amounts to be so distributed without the consent of such each affected Investor Certificateholder; (ii) change the definition or the manner of calculating any certificateholders' interest without the consent of each affected Investor Certificateholder;
(iii) reduce the amount available under any Enhancement without the consent of each affected Investor Certificateholder; (iv) adversely affect the rating of any Series or class by each Rating Agency without the consent of the holders of certificates of such Series or class evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates of such Series or Class or (v) reduce the aforesaid percentage required to consent to any such amendment without the consent of all Investor Certificateholders. The Pooling and Servicing Agreement may not be amended in any manner which adversely affects the interests of any Enhancement Provider without its prior consent.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized, and thereupon one or more new Series 1995-5 Certificates of authorized denominations evidencing the same aggregate fractional undivided interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement.

               As provided in the Poolinq and Servicing Agreement and subject to certain limitations therein set forth, Series 1995-5 Certificates are exchangeable for new Series 1995-5 Certificates evidencing like aggregate fractional undivided interests as requested by the Certificateholder surrendering such Certificates. No service charge may be imposed for any such exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

               The Servicer, the Trustee, the Transfer Agent and Registrar and any agent of any of them, may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Servicer nor the Trustee, the Transfer Agent and Registrar, nor any agent of any of them, shall be affected by notice to the contrary except in certain circumstances described in the Pooling and Servicing Agreement.

                                  ASSIGNMENT





Social Security or other identifying number of assignee
________________________________





               FOR VALUE RECEIVED, the undersigned hereby sells,
assigns and transfers unto __________________________________________________
_____________________________________________________________________________
                        (name and address of assignee)

the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints ___________, attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.


Dated: _________________________________           ________________________ *

                                                   Signature Guaranteed:
                                                   __________________________


_________________
(*) NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the reverse of the within Certificate in every particular, without alteration, enlargement or any change whatsoever.

                              Exhibit B

                              Series 1995-5

Series 95-5 Initial Amounts
- ---------------------------
   Initial Invested Amount
   Principal Accumulation Amount       Conditional
   Aggregate Subordinated Amount
   Subordinated Amount
   Swap Sub Amount
   Required Reserve Pct
   Monthly Servicing Fee Rate
   Required Participation Pct
   Subordination Factor
   Expected Accumulation Period
   Expected Final Payment Date
   Initial Settlement Date
   Spread to Index

Series 95-5 Monthly Reporting                                                                             Excess
- -----------------------------    Series 95-5                                                            Funding Acct
   Principal Receivables            Total     Invested Amt  Subordination  Swap Sub  Aggreg Sub  Excess    (Cash)
   ---------------------         ------------ ------------  -------------  --------  ----------  ------ -----------
   Series Allocation Percentage
   Beginning Balance
     Floating Allocation Pct

   Principal Collections
   New Principal Receivables
   Principal Default Amounts
   Receivables Added for
     Additional Accounts
   Controlled Accumulation
     Shortfall
   Monthly Principal Accumulated
     Principal Allocation Pct

   Ending Balance
     Floating Allocation Pct
   Pool Factor

   Non-Principal Receivables
   -------------------------
   Total Interest Collections
     Interest Collections
     Interest Collections on
       "D" and "L"
   Recoveries on Receivables
     Written Off
   Investment Income

   Subordinated Amount & Reserve Fund                       Current     Previous
   ----------------------------------                       -------     --------
   Beginning Subordination Amount
     Required Subordination Draw Amount
     Excess Servicing
   Required Subordinated Amount
   Available Subordination Amount
      as of:

   Initial Subordinated Amount

   Incremental Subordination Amount       Default Rec.
     Overconcentration Amount
     Installment Balance Amount
     Other Ineligible Amounts

   Beginning of Period
     Seller's Participation Deficiency
     Required Reduction of Invested Amount

   End of Period
     Seller's Participation Deficiency
     Required Reduction of Invested Amount

   Beginning Reserve Fund Balance
   Reserve Fund Required Amount
   Reserve Fund Draw
   Reserve Fund Deposit Amount
   Ending Reserve Fund Balance

   Beginning Yield Supplement Account Balance
   Yield Supplement Account Draw
   Yield Supplement Account Deposit
   Ending Yield Supplement Account Balance

   Required Interest Distributions                          Current     Previous
   -------------------------------                          -------     --------
   Available Non-Principal Collections
     Investor Non-Principal Collections
     Sub Non-Principal Collections
   Investment Income
   Total Non-Principal Available

   Monthly Interest
   Fed Funds Rate
    Spread to Fed Funds Rate
    Certificate Rate
     Servicing Fee Rate
     Asset Receivables Rate
     Certificate Rate
     Accrual From
     Accrual To
     Days in Period

   Interest Shortfall
   Additional Interest

   Carry-over Amount
   Carry-over Shortfall
   Additional Carry-over Shortfall

   Monthly Servicing Fee
   Investor Monthly Servicing Fee

   Reserve Fund Deposit Amount

   Investor Default Amount

   Excess Servicing and Sub Collections
   Excess Sub Non-Principal Collections
   Excess Servicing

   Yield Supplement Draw

   Deficiency Amount

   Required Principal Distributions
   --------------------------------
   Investor Principal
   Seller Monthly Principal

   Funding Account Balances              Beginning   Reinv.   Deposits   Withdrawals   Ending
   ------------------------              ---------   ------   --------   -----------   ------
   Excess Funding Account
   Principal Funding Account
        Total

   Ending Series Allocation
     Percentage (SAP)
   Ending Pool Balance
   SAP * Pool Balance
   Reserve Fund Balance
   Yield Supplement Account Balance
   Total Funding Account Balances
   Total Assets

   Summary of Investor Distributions              Per $1000   Start Tracking Accumulation Period Length?:
   =================================    Actual   Certificate  Accumulation Period Length:
   Investor Monthly Principal
   Investor Monthly Interest
      Total Investor Distributions

                                                                     EXHIBIT C
                                                     FORM OF INVESTMENT LETTER


[Date]

==============================================================================
U. S. Auto Receivables Company                Manufacturers and Traders Trust
27777 Franklin Road                           Company,
Southfield, Michigan 48034                    as trustee for the CARCO Auto
                                              Loan
                                              Master Trust
                                              1 M&T Plaza
                                              Buffalo, New York 14203
- ------------------------------------------------------------------------------
Chrysler Credit Corporation
27777 Franklin Road
Southfield, Michigan 48034
==============================================================================

               Re:    CARCO Auto Loan Master Trust Floating Rate
                      Auto Loan Asset Backed Certificates,
                      Series 1995-5

Dear Sirs:

               We refer to Section 6.04(c)(i) of the pooling and servicing agreement dated as of May 31, 1991, as assigned by Chrysler Auto Receivables Company ("CARCO") to U.S. Auto Receivables Company (the "Seller") on August 8, 1991 (as assigned and as supplemented and amended from time to time, the "P&S"), among CARCO, the Seller, Chrysler Credit Corporation, as servicer (the "Servicer"), and Manufacturers and Traders Trust Company, as Trustee (the "Trustee"), as supplemented by the Series 1995-5 Supplement to the P&S dated as of November 30, 1995 (the "Supplement", and together with the P&S, the "Pooling and Servicing Agreement"), among the Seller, the Servicer and the Trustee.

               We propose to acquire a Series 1995-5 Certificate in the principal amount of $ ______ (the "Certificate"). Capitalized terms used and not otherwise defined herein shall have the meanings given them in the Pooling and Servicing Agreement.

                1. We are an "accredited investor" as defined in Regulation D under the Securities Act. We are acquiring the Note for our own institutional account or for the account of an accredited investor that is an institutional investor.

                2. We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Note, and we are (or any account for which we are purchasing is) able to bear the economic risk of such investment.

                3. We confirm that we have received all the information we deem necessary as the basis for our investment in the Certificate.

                4. We understand that the Certificates will be offered in a transaction not involving any public offering within the meaning of the Securities Act, and that, if in the future we decide to resell, pledge or otherwise transfer any Certificate, such Certificate may be resold, pledged or transferred only to a person whom the seller reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities
Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A.

                5. We understand that the Certificate will bear a legend substantially to the following effect:

               THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR NY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

               THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A.

                6. We understand that there is no market, nor is there any assurance that a market will develop, for the Certificates.

                7. We represent that our purchase of the Certificate will not constitute a non-exempt "prohibited transaction" under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.

                8. By our acceptance of the Certificate, we agree to be bound by all of the terms of the Note and the Indenture.

                9. Our United States taxpayer identification number is ____________.

               10. We agree that we will obtain from any purchaser of our Note the same representations, warranties and agreements contained in the foregoing paragraphs and in this paragraph.

                                            Very truly yours,

                                            [NAME OF TRANSFEREE]


                                            By:_________________________
                                               Name:
                                               Title:

                                                                     EXHIBIT D



THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

               THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A.

               THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN (AS DEFINED BELOW).

                                  SCHEDULE 1


                  Each of (i) the Principal Funding Account, (ii) the Excess Funding Account, (iii) the Reserve Fund and (iv) the Yield Supplement Account for the CARCO Auto Loan Master Trust, Series 1995-5 has been duly and validly created with Manufacturers and Traders Trust Company in the name of Manufacturers and Traders Trust Company as Trustee on behalf of the Series 1995-5 Certificateholders.


         Principal Funding Account. . .(Account No. 185595121)
         Excess Funding Account . . . .(Account No. 185595667)
         Reserve Fund Account . . . . .(Account No. 185595212)
         Yield Supplement Account . . .(Account No. 185595303)